UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.___)

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BLOUNT INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2008

TO THE STOCKHOLDERS OF BLOUNT INTERNATIONAL, INC.:

The Annual Meeting of Stockholders of Blount International, Inc. (the "Corporation") will be held at 10:00 A.M. E.D.T. on Thursday, May 22, 2008, at the Renaissance Concourse Hotel at 1 Hartsfield Centre Parkway in Atlanta, Georgia 30354 for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

2.
To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Tuesday, March 25, 2008, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ Richard H. Irving, III
RICHARD H. IRVING, III
Senior Vice President, General Counsel
and Secretary

4909 SE International Way
Portland, OR 97222
April 24, 2008

Table of Contents	Page No.

ANNUAL MEETING OF STOCKHOLDERS	3
PRINCIPAL STOCKHOLDERS	4
PROPOSAL 1 (Election of Directors)	6
DIRECTOR NOMINEE BIOGRAPHICAL INFORMATION	6
THE BOARD AND ITS COMMITTEES	10
CRITERIA FOR NOMINATING DIRECTOR CANDIDATES	12
NOMINATION OF CANDIDATES BY STOCKHOLDERS	13
DIRECTOR COMPENSATION	13
AUDIT COMMITTEE DISCLOSURE	16
AUDIT COMMITTEE REPORT	17
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	18
COMPENSATION DISCUSSION & ANALYSIS	19
Overall Objectives of the Executive Compensation Program	19
Description of the Executive Compensation Program	21
Short-Term Non-Equity Incentives: Executive Management Annual Incentive Plan	22
Long-Term Equity Incentives	25
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	28
EXECUTIVE OFFICERS	28
EXECUTIVE COMPENSATION	30
Summary Compensation Table	30
All Other Compensation Table	32
Grants of Plan-Based Awards	33
Discussion of Summary Compensation and Plan-Based Award Tables	35
Outstanding Equity Awards at Fiscal Year-End for 2007	36
Option Exercises and Stock Vested	37
2007 Pension Benefits Table and Discussion	39
Retirement Plans	40
Freeze of Blount Retirement Plan	41
Supplemental Retirement Plan	42
401(k) Retirement Savings Plan and Supplemental Retirement Savings Plan	42
Nonqualified Deferred Compensation	44
Potential Payments Upon Termination or Change-in-Control	44
Payments under Employment Agreements	44
Payments Upon a Change-in-Control	45
Payments Upon Termination, Death or Disability	46
SUPPLEMENTAL RETIREMENT PLANS AND EMPLOYMENT CONTRACTS	49
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS	52
SECTION 303A.12 CERTIFICATION TO THE NYSE	52
SECTION 303A.14 WEBSITE AVAILABILITY OF CERTAIN DOCUMENTS	52
CERTAIN TRANSACTIONS AND OTHER MATTERS	53
EQUITY COMPENSATION PLAN TABLE	54
PROPOSAL 2 (Ratify the Appointment of Independent Registered Public Accounting Firm)	55
STOCKHOLDERS' AND OTHER INTERESTED PARTIES' COMMUNICATIONS WITH BOARD OF DIRECTORS	57
STOCKHOLDERS' PROPOSALS FOR 2009 ANNUAL MEETING	57

BLOUNT INTERNATIONAL, INC.
4909 SE International Way
Portland, Oregon 97222
503-653-8881
___________________________________

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held
May 22, 2008

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the "Board") of Blount International, Inc., a Delaware corporation, (the "Corporation") of your proxy for use at the Annual Meeting of Stockholders to be held on May 22, 2008, or at any adjournment thereof, (the "Meeting").  It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about April 24, 2008.

Shares represented by each properly signed proxy on the accompanying form received by the Corporation in time to permit its use at the Meeting will be voted at the Meeting, but you may revoke your proxy at any time prior to the actual voting thereof by giving notice in writing to the Secretary of the Corporation or by voting a subsequently dated proxy.  If a specification is made, the shares will be voted in accordance with the specification.  If a proxy is signed but no specification is made on the proxy, the shares represented by the proxy will be voted as recommended by the Board with respect to Proposals 1 and 2.  The presence of a stockholder at the Meeting does not revoke his or her proxy; however, at the Meeting, there will be an opportunity for a stockholder in attendance to revoke his or her proxy and vote in person if he or she so requests.

Please note that, except where expressly stated otherwise, the information provided in this Proxy Statement constitutes the aggregation of such information as it related to Blount, Inc. prior to November 4, 1995 and to Blount International, Inc. after November 3, 1995.  As of the close of business on November 3, 1995, as a result of a reorganization, Blount, Inc. merged with a wholly-owned subsidiary of Blount International, Inc. and became a wholly-owned subsidiary of Blount International, Inc.  The stock of Blount, Inc. prior to the reorganization had been traded on the American Stock Exchange.  The stock of Blount International, Inc. has been traded on the New York Stock Exchange, Inc. ("NYSE") since the reorganization.

Please also note that as the result of a merger and recapitalization, which involved the Corporation and a subsidiary of Lehman Brothers Merchant Banking Partners II, L.P. ("LBMBP II") and was completed on August 19, 1999, the Corporation issued cash and shares in a single class of common stock in exchange for the delivery and cancellation of its former Class A and Class B common shares.  Throughout this document, this transaction is referred to as the "Merger and Recapitalization."

Further, please note that on December 20, 2004, LBMBP II and its affiliates completed a secondary offering of 11,225,492 shares of the Corporation's common stock.  As a result of this transaction, for the first time since August 19, 1999, the closing date for the Merger and Recapitalization, LBMBP II and its affiliates no longer controlled fifty percent (50%) or more of the Corporation's common stock.  "Control" includes shares owned by or attributed to LBMBP II and its affiliates under applicable federal securities law.  Throughout this document, this transaction is referred to as the "Change-in-Control."

VOTING SECURITIES
Record Date and Vote Required

The Board has fixed the close of business on Tuesday, March 25, 2008, as the record date for determining stockholders entitled to notice of and to vote at the Meeting.  Holders of shares of the Corporation’s single class of common stock as of the record date are entitled to vote at the Meeting by proxy or in person.  As of such date, the Corporation had 47,694,629 shares issued, 382,380 shares held in treasury and 47,312,249 shares outstanding.  There are no cumulative voting or preemptive rights.

The holders of common stock are entitled to one vote per share to elect the Directors and are entitled to one vote per share with respect to any other matter properly presented at the Meeting.

Directors are elected by the affirmative vote of a majority of the shares voted in the election, as distinct from a majority of shares outstanding.  Similarly, except for certain special proposals, such as one to amend the Certificate of Incorporation, none of which is currently scheduled to come before the Meeting, the affirmative vote of a majority of the shares cast in the election is required to approve any other proposal properly presented at the Meeting, including Proposal 2, which is the only other proposal currently scheduled for the Meeting in addition to the election of Directors.

PRINCIPAL STOCKHOLDERS

To the best knowledge of the Corporation, the following table sets forth, as of March 25, 2008,* information concerning: (a) beneficial ownership of more than 5% of the common stock of the Corporation by certain persons (other than Director nominees) and (b) beneficial ownership of common stock of the Corporation by (i) each Director nominee, (ii) each Executive Officer named in the Summary Compensation Table other than Director nominees and (iii) all Director nominees and Executive Officers of the Corporation as a group.  Except as otherwise indicated, all beneficial ownership stated in the table represents sole voting and investment power.

		Shares		Percent
Name and Address of		Beneficially		of Total		60-Day Options
Beneficial Owners		Owned		Shares		(# shares) (1)

(a)	Holders of more than 5% common
	stock (other than Director nominees
	and Executive Officers named in the
	Summary Compensation Table)

	Arnhold & S. Bleichroeder Advisers, LLC	*12,677,933		26.8%
	1345 Avenue of the Americas
	New York, NY 10105

	Lehman Brothers Holdings Inc.	*8,933,129		18.9%
	745 Seventh Avenue
	New York, NY 10019

	Ariel Capital Management	*6,266,195		13.2%
	200 E. Randolph Dr., Suite 2900
	Chicago, IL 60601

	Davis Selected Advisers, L.P.	*4,246,446		9.0%
	2949 East Elvira Road, Suite 101
	Tucson, AZ 85706

	Pzena Investment Management, LLC	*2,856,996		6.0%
	120 West 45th Street, 20th Fl.
	New York, NY 10036

(b)(i)	Director Nominees
	R. Eugene Cartledge	38,709		**
	Joshua L. Collins	0	(2)	**	(2)
	Eliot M. Fried	65,000		**
	Thomas J. Fruechtel	14,446		**
	E. Daniel James	8,933,129	(2)	18.9	% (2)
	Robert D. Kennedy	30,000		**
	Harold E. Layman	6,174		**
	James S. Osterman	48,800		**		574,733

(ii)	Executive Officers named in the
	Summary Compensation Table
	(other than Director Nominees)
	Dennis E. Eagan (3)	0		0		227,666
	Richard H. Irving, III	54,663		**		237,666
	Calvin E. Jenness	0		0		131,667
	Kenneth O. Saito	14,547		**		243,332
	James L. VanderZanden (3)	1,100		**		70,667
(iii)	All Director nominees and
	Executive Officers as a group	9,218,857	(4)(5)	19.5	% (4)	1,583,732	(5)

____________________
(*)           The holdings of the stockholders who beneficially own 5% or more of the Corporation’s common stock are based on filings with the United States Securities and Exchange Commission (“SEC”) as of March 31, 2008.  Additionally, to conform to valuation dates established by the Plan administrator, December 31, 2007 has been used for allocating the shares held by the Blount Retirement Savings Plan, a 401(k) plan, attributable to Messrs. Irving and Layman.  The difference between the number of shares so attributed on such date and those that would be so attributed on March 25, 2008 is immaterial.
(**)         Less than 1.0% of total shares.
(1)           Under applicable rules of the SEC, beneficial ownership by principal stockholders of certain types of instruments that can be converted into shares of common stock within 60 days from the date of this Proxy Statement should be included in this table.  Numbers in this column represent granted and fully-vested options, stock appreciation rights, restrictive stock awards and restrictive stock units held respectively by each of the individuals shown above that can be exercised within such period for the number of shares indicated.
(2)           Mr. James is a Managing Director of Lehman Brothers Inc. and may be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by Lehman Brothers Holdings Inc. and its affiliates (collectively, "Lehman Brothers," unless specified to the contrary).   Mr. James disclaims beneficial ownership of all such shares.  Mr. Collins was a Managing Director of Lehman Brothers Inc. through December 31, 2007.  He also disclaims any beneficial ownership of all such shares owned by Lehman Brothers Inc.
(3)           Mr. Eagan was President of the Corporation’s Industrial & Power Equipment Group segment, which was eliminated as a segment with the sale of its largest component, the Forestry Division, to Caterpillar Inc. on November 5, 2007.  As a result, Mr. Eagan retired as of December 31, 2007.  Mr. VanderZanden was elected to the new Executive Officer position of Senior Vice President – Business Development on February 20, 2008.  He also serves as President of the ICS product line, a non-officer position.  Compensation information for each of Mr. Eagan and Mr. VanderZanden is shown in the tables.
 (4)           See Footnote (2) with respect to 8,927,899 shares that may be attributable to Mr. James, and have been included in the total.  Mr. James disclaims any beneficial ownership with respect to these shares.  Were these 8,927,899 shares not included, the remaining 285,728 shares beneficially owned by the Director nominees, Named Executive Officers and three additional Executive Officers would constitute .6% of the total shares outstanding as of the record date.  (The shares listed under the 60-day Options column have not been included in either calculation.)
(5)           The total shares figure and the total 60-Day shares figure each represents, respectively, such shares held by the above eight Director Nominees, the above five Executive Officers named in the Summary Compensation Table other than Director Nominees and three additional Executive Officers, a total of 16 individuals.  See also, footnote 3 above. (16,335 shares of this total consist of restricted stock awards, which are owned by five Executive Officers, two of whom are Named Executive Officers, that vested in March but were awaiting delivery as at the record date.  These shares have been included in the 60-Day Option column rather than the Shares Beneficially Owned column since the shares were not outstanding as at the record date.)

ELECTION OF DIRECTORS
PROPOSAL 1
Directors

The By-laws of the Corporation, which may be amended by the Board, presently provide that the number of Directors that constitutes the whole Board be fixed from time to time by a vote of a majority of the whole Board.  Since January 2, 2005, the full Board has consisted of eight members.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD INTENDS TO NOMINATE AND TO VOTE ALL PROXIES RECEIVED BY THE BOARD FOR THE ELECTION OF THE PERSONS NAMED BELOW AS DIRECTORS OF THE CORPORATION EXCEPT TO THE EXTENT CONTRARY INSTRUCTIONS ARE SPECIFIED BY STOCKHOLDERS IN PROXIES RECEIVED OR IN PERSON AT THE MEETING.

Each Director to be elected shall hold office until the next Annual Meeting of Stockholders of the Corporation or until his successor is elected and qualified or until his earlier resignation or removal.  Should any nominee fail to accept election, it is expected that the Board will cast all proxies received by it, as appropriate, in favor of the election of such other person for the office of Director as the Board may recommend.  The Board has no reason to believe that any of the persons named below will fail to accept election as a Director.  There were no arrangements or understandings between any Director and any other person pursuant to which such Director was or is to be selected as Director.

Biographical Information

The following biographical information is furnished with respect to each nominee for election as Director at the Meeting:

R. EUGENE CARTLEDGE, Age 78.

Director since April 2002; Chairman of the Audit Committee since April 2002; Member of the Compensation Committee since February 2004; Member of the Nominating & Corporate Governance Committee since February 2005.  Formerly Director of the Corporation from September 1994 through August 19, 1999; formerly Chairman of the Compensation Committee and Member of the Acquisition, Audit and Executive Committees during this prior term.

Former Chairman of GrafTech International Ltd. of Parma, Ohio, a leading manufacturer of graphite and carbon products, from March 2005 until his retirement in February 2007; previously, Chairman of Savannah Foods & Industries, Inc. of Savannah, Georgia from 1996 until retirement in 1997; Chairman and Chief Executive Officer of Union Camp Corporation of Wayne, New Jersey from 1986 to 1994.

Mr. Cartledge also serves on the Board of Directors of GrafTech International Ltd. of Parma, Ohio.  Mr. Cartledge formerly served on the Boards of Directors of Delta Airlines, Inc. of Atlanta, Georgia, Sunoco, Inc. of Philadelphia, Pennsylvania, Chase Industries, Inc. of New York, New York and Formica Corp. of Warren, New Jersey until his retirement from the first two in 2002, from the third in 2003 and from the fourth in 2004.  Mr. Cartledge serves on the Compensation and Nomination Committees for GrafTech International Ltd.

Mr. Cartledge is an "independent" Director under applicable NYSE and SEC rules and regulations. *

* A more complete explanation of the determination of "independence" is set forth at page 10 below.

JOSHUA L. COLLINS, Age 43.

Director since January 2005; Member of Compensation Committee from January 2005 to December 2005.  Member of the Nominating & Corporate Governance Committee since January 2008.

Principal, Angler Capital Management LLC of New York City, New York since January 2008; formerly Principal of Lehman Brothers Merchant Banking from 2000 to January 2008, and Managing Director of Lehman Brothers Inc. from 2006 to January 2008;  Senior Vice President of Lehman Brothers Inc. from 2003 to January 2008; joined Lehman Brothers Merchant Banking in 1996.

Mr. Collins also serves on the Boards of Directors for Phoenix Brands LLC of Stamford, Connecticut; Enduring Resources, LLC of Denver, Colorado; Evergreen Copyright Acquisitions, LLC of Nashville, Tennessee; Cross Group, Inc. of Houma, Louisiana; Superior Highwall Holding, Inc. of Beckley, West Virginia; Eagle Energy Partners I, LP of Houston, Texas and Mediterranean Resources, LLC of Austin, Texas.  Mr. Collins is on the Compensation Committee of Cross Group, Inc. and is involved in determining executive compensation for the other companies on whose boards he sits, since these companies do not have compensation committees.

Mr. Collins was an employee of Lehman Brothers Inc., the former controlling shareholder of the Corporation, until the Change-in-Control that occurred on December 20, 2004.  As such, the three year period of non-affiliation required for "independence" from the Corporation is measured from the date of the Change-in-Control.   Mr. Collins, therefore, is considered to be an "independent" Director under applicable NYSE and SEC rules and regulations, from and after December 20, 2007, since the other indicia of "independence" referred to at page 10 have also been determined to have been met.

ELIOT M. FRIED, Age 75.

Director since August 1999; Lead Director of the Board since April 2005; Chairman of the Executive Committee since June 2001; Chairman of the Board from June 2001 to April 2005; member of the Audit Committee since April 2002, Committee Chairman from 1999 to April 2002; member of the Compensation Committee since 1999, Committee Chairman since June 2001; member of the Nominating & Corporate Governance Committee since February 2005.

Retired as a consultant to Abner, Herrman & Brock Inc., a New York City asset management firm, in November 2004.  Retired in February 2000 as Managing Director of Lehman Brothers Inc., New York, New York.  Mr. Fried had been a member of the Lehman Brothers Investment Committee for nine years and was also a member of the Lehman Brothers Commitment Committee and Fairness Opinion Committee.  Mr. Fried joined Shearson Hayden Stone Inc., a predecessor firm to Lehman Brothers Inc., in 1976 and became a Managing Director in 1982.

Mr. Fried is also a Director of Axsys Technologies, Inc. of Rocky Hill, Connecticut and of Grant Prideco, Inc. of Houston, Texas.  Mr. Fried chairs the Compensation Committee and is on the Audit Committee for Axsys Technologies, Inc. and chairs the Nominating & Corporate Governance Committee and is on the Compensation Committee for Grant Prideco, Inc.

Mr. Fried is an "independent" Director under applicable NYSE and SEC rules and regulations.*

* A more complete explanation of the determination of "independence" is set forth at page 10 below.

THOMAS J. FRUECHTEL, Age 57.

Director since December 2003; Member of Audit Committee since December 2003; Member of the Nominating & Corporate Governance Committee since February 2005.

President and Chief Executive Officer and Director of Leupold & Stevens, Inc., a sports optics company based in Portland, Oregon, since 1998.  Previously, President and Chief Operating Officer from 1996, and Executive Vice President from 1995, for Simplicity Manufacturing, Inc., a manufacturer of lawnmowers and other outdoor power equipment, and from 1974 to 1995, various positions with the Corporation or a predecessor company, including President of the former Sporting Equipment Division and General Manager of the Oregon Cutting Division – Latin American Operations.

Mr. Fruechtel is an “independent” Director under applicable NYSE and SEC rules and regulations.*

E. DANIEL JAMES, Age 43.

Director since August 1999; Member of the Executive Committee since August 1999; Member of the Audit Committee from 1999 to February 2003; Member of the Compensation Committee from 1999 to December 2005 and again since February 2008.

Principal of Lehman Brothers Merchant Banking and a Managing Director of Lehman Brothers Inc., New York, New York from April 2000.  Previously, Senior Vice President from 1996.  Mr. James has been with Lehman Brothers Inc. since June 1988.  Prior to joining the Merchant Banking Group in 1996, Mr. James served in the Mergers and Acquisitions Group from 1990 and the Financial Institutions Group from 1988.

Mr. James also serves on the Boards of Directors for Phoenix Brands LLC of Stamford, Connecticut; Flagstone Reinsurance Holdings, Ltd. of Hamilton, Bermuda and Delos Insurance Company of New York, New York.

Mr. James is an employee of Lehman Brothers Inc., the former controlling shareholder of the Corporation until the Change-in-Control that occurred on December 20, 2004.  As such, the three year period of non-affiliation required for "independence" from the Corporation is measured from the date of the Change-in-Control.  Mr. James, therefore, is considered to be an "independent" Director under applicable NYSE and SEC rules and regulations after December 20, 2007, since the other indicia of "independence" referred to at page 10 have also been determined to have been met.

ROBERT D. KENNEDY, Age 75.

Director since January 2005.  Committee Chairman of the Nominating & Corporate Governance Committee since February 2005; Member of the Compensation Committee since February 2005.

Former Chairman until September 1999 and Chief Executive Officer until June 1998 of UCAR International, Inc. of Wilmington, Delaware from 1998; previously, until 1995, various positions with Union Carbide Corporation of Danbury, Connecticut, including Chairman and Chief Executive Officer until 1995 from 1986, President and Chief Operating Officer of Union Carbide's Chemical and Plastics segment from 1985, Executive Vice President from 1982, Senior Vice President from 1981 and President of Union Carbide's Linde Division from 1977.

Mr. Kennedy served as a Director for Union Carbide to 2001 from 1985; member of the Boards of Directors for Hercules Corporation of Wilmington, Delaware and, until he retired in May 2005, for Sunoco, Inc. of Philadelphia, Pennsylvania.  Member of the Nominating & Corporate Governance, Audit and Ethics Committees for Hercules; formerly, until May 2005, Chairman of Nominating & Corporate Governance Committee and member of the Compensation Committee for Sunoco.  Mr. Kennedy serves on the Advisory Board of RFE Investment Partners.  He served on the Advisory Board of Blackstone Group until December 2004.  Mr. Kennedy formerly served on the Boards of Directors of Union Camp Corporation of Wayne, New Jersey; General Signal Corporation of Stamford, Connecticut; Kmart Corporation of Troy, Michigan; International Paper Company of Stamford, Connecticut; Chase Industries, Inc. of New York City, New York and Birmingham Steel Corporation of Birmingham, Alabama.

Mr. Kennedy is an "independent" Director under applicable NYSE and SEC rules and regulations.*

HAROLD E. LAYMAN, Age 61.

Director since August 1999; Member of the Executive Committee from March 2001 to August 2002.

President of River Bend Management Group of Florida, LLC, an operator of golf courses, located in Ormond Beach, Florida.  Former President and Chief Executive Officer of the Corporation from March 2001 to August 16, 2002; President and Chief Operating Officer from February 2000;  Executive Vice President–Finance Operations and Chief Financial Officer from February 1997 and Senior Vice President and Chief Financial Officer of the Corporation from January 1993.  Prior to 1993, Mr. Layman served as Senior Vice President–Finance and Administration and was a member of the Executive Committee of VME Group, N.V., The Hague, Netherlands, a manufacturer of automotive components and industrial equipment, from September 1988.

Mr. Layman also serves on the Boards of Directors of GrafTech International Ltd. of Parma, Ohio; Infinity Property & Casualty Corp. of Birmingham, Alabama and Grant Prideco, Inc. of Houston, Texas.  Mr. Layman chairs the Audit Committee of Grant Prideco, sits on the Compensation Committee of GrafTech International, and serves as Chairman of the Compensation Committee and as a member of the Nominating & Corporate Governance Committee of Infinity Property and Casualty.

Mr. Layman is an "independent" Director under applicable NYSE and SEC rules and regulations.*

JAMES S. OSTERMAN, Age 70.

Director since June 2002; Member of Executive Committee since August 2002.

Chairman and Chief Executive Officer of the Corporation since April 2005; President and Chief Executive Officer of the Corporation from August 2002; President of the Outdoor Products Group of the Corporation from January 1997 and President of the Oregon Cutting Systems Division of the Corporation from January 1987.

Mr. Osterman is also Chairman of Cascade Corporation of Portland, Oregon, an international manufacturer of materials handling products used primarily on lift trucks.  He has served as a director of Cascade since 1994 and was elected Chairman in May 2002.

Mr. Osterman, as Chairman and Chief Executive Officer of the Corporation, is not considered an "independent" Director under applicable NYSE and SEC rules and regulations.*

* A more complete explanation of the determination of "independence" is set forth at page 10 below.

The Board and its Committees

The property, affairs and business of the Corporation are managed under the direction of the Board.  The Board has standing Executive, Audit, Compensation and Nominating & Corporate Governance Committees, the principal functions of each of which are described below.  As a result of the Change-in-Control that occurred on December 20, 2004, the Corporation no longer qualifies as a "controlled company" for purposes of Section 303A.00 of the New York Stock Exchange Listed Company Manual, and the Board and several of its committees are required to meet certain enhanced membership requirements:

The Corporation was required within one year after the Change-in-Control to assure that the membership of each of its Nominating & Corporate Governance and Compensation Committees was wholly-independent, and that the membership of the Board as a whole was made up of a majority of independent Directors.  The membership of the Nominating & Corporate Governance Committee was wholly-independent upon formation in January 2005.  The membership of the Compensation Committee became wholly-independent on December 20, 2005 upon the expiration of the terms of Messrs. Collins and James, employees of an affiliate of the former controlling shareholder, Lehman Brothers Holdings Inc., whose terms were scheduled to expire on the first anniversary of the Change-in-Control.  The Board became a majority independent board on August 16, 2005, which was three years after the date that Mr. Layman ceased to be an employee of the Corporation, the requisite period of non-affiliation necessary to qualify as an independent Director.  At that time, Mr. Layman joined Messrs. Cartledge, Fried, Fruechtel and Kennedy as independent Directors on the eight-person Board.  (Mr. Layman was determined to be independent for reasons in addition to the passage of the requisite three-year period of non-affiliation.  This determination is discussed below.)

On December 20, 2007, three years after the Change-in-Control, the requisite three-year period of non-affiliation necessary to qualify as an independent Director had been met, and Mr. James, an employee of Lehman Brothers, the former controlling stockholder, and Mr. Collins, an employee of Lehman Brothers until January 2008, were each deemed to be “independent Directors,” since the Board  determined that the other indicia of “independence,” discussed below, had also been met in addition to the expiration of the three-year period of non-affiliation.  As such, Mr. Collins was appointed to the Nominating & Corporate Governance Committee in January 2008 and, in February 2008, Mr. James was appointed to the Compensation Committee. Each committee thereby retained a wholly-independent membership.

Basis for Determination of "Independence" - In addition to meeting the requisite three year period of non-affiliation referred to above, where applicable, the Board has determined that Messrs. Cartledge, Collins, Fried, Fruechtel, James, Kennedy and Layman have no "material relationship," as that term is defined under applicable NYSE standards, with the Corporation, either directly or indirectly as a partner, shareholder or officer of another entity.  The basis for this determination is the review of the applicable criteria by the Board and the review of questionnaires each Director-nominee submitted to the Secretary of the Corporation and the Nominating & Corporate Governance Committee.

The only relationships that these seven  Directors have with the Corporation are based upon (i) the receipt of customary Director compensation for their service on the Board, which applies to all but Mr. James; (ii) the ownership of stock in the Corporation, which applies to all but Mr. Collins and Mr. James; (iii) the receipt of retirement benefits in the ordinary course from the Corporation’s qualified pension plan and the receipt of allocated units of common stock in the Corporation as part of the participation in the Blount Retirement Savings Plan, a 401(k) Plan, which applies solely to Mr. Layman or (iv) an affiliation with an organization, such as Lehman Brothers, that on occasion provides services to the Corporation, such as investment banking services, but none of which is “material” under applicable SEC and NYSE rules and regulations, which applies solely to Mr. James.  (The most recent such services were provided in 2005 and were not “material” in amount.)  The nature of all of these types of relationships are deemed not to be "material" under applicable rules and regulations.

Lead Director - On April 19, 2005, the Board elected Mr. Osterman to the position of Chairman and Chief Executive Officer.  He had served as President and Chief Executive Officer since August 2002.  The Board also voted to create the position of Lead Director and to elect Mr. Fried to fill the new post.  Mr. Fried had served as Chairman of the Board from June 2001 to April 2005.  The Board passed guidelines that include the following description of the rights and responsibilities of the Lead Director:

"Lead Director

The Lead Director is elected by the Board.  The Lead Director shall be an "independent Director," as that term is used in applicable NYSE and SEC rules or regulations.  The Lead Director shall act as a liaison between the Chairman and the non-employee Directors, and shall preside at all meetings at which the Chairman is not present.  The Lead Director has the authority to convene and chair meetings of the non-employee Directors without management's participation and to raise matters with management or individual senior officers on behalf of the Board as he or she deems appropriate.  In addition, the Lead Director, on behalf of the non-employee Directors, shall have the power and authority to engage the services of special counsel or other experts as he or she determines appropriate."

During 2007, Mr. Fried conducted five meetings of the non-employee Directors outside the presence of management and the management Director, Mr. James S. Osterman, Chairman of the Board and CEO.

During the year ended December 31, 2007, the Board held five regular meetings, one special meeting and took action three times by unanimous written consent in lieu of a meeting.  Average attendance by Directors at Board and Committee meetings was 94.3%, and no director attended less than 80.0% of Board and applicable Committee meetings.

Executive Committee – The Executive Committee consists of three members, two of whom are non-employee Directors. The Committee may exercise all of the authority and powers of the Board to the extent permitted by law during the intervals between Board meetings.  The Committee held no regular meetings, held no telephonic meetings and took no action by written consent in lieu of a meeting during 2007.  The present members of the Committee are Eliot M. Fried, E. Daniel James and James S. Osterman, ex officio as Chairman of the Board and Chief Executive Officer.  Mr. Fried serves as chairman of the Committee and is deemed to be an independent member. Mr. James, although an employee of Lehman Brothers Inc., the Corporation's controlling shareholder until the Change-in-Control that occurred on December 20, 2004, is deemed to be an independent member for the reasons set forth at page 10 above.

Audit Committee – The Audit Committee consists of four members, all of whom are independent Directors.  (The Corporation's prior status as a "controlled company" did not exempt it from the requirement to maintain a wholly-independent Audit Committee, and it has done so since February 2003.  Therefore, the Change-in-Control did not affect the membership status of this Committee.)  The functions of the Committee include (i) approving annually the appointment of the Corporation’s independent registered public accounting firm, (ii) reviewing the professional services, proposed fees and independence of such independent registered public accounting firm, (iii) reviewing the annual audit plans of such independent registered public accounting firm, (iv) reviewing the annual audit plans for the internal audit function, whether performed by an in-house staff, outsourcing arrangement or combination of both, (v) monitoring the activities of the independent registered public accounting firm and the internal audit function and (vi) reporting on such activities to the Board.  The Committee held four regular meetings and no special meeting during 2007.  The present members of the Committee are R. Eugene Cartledge, Eliot M. Fried, Thomas J. Fruechtel and Harold E. Layman.  Mr. Cartledge is chairman of the Committee.

Compensation Committee – The Compensation Committee consists of four members, all of whom are independent Directors.  The functions of the Committee include (i) approving compensation philosophy and guidelines for the Corporation’s executive employees, (ii) establishing a total compensation range for the Chairman and Chief Executive Officer and appraising the performance of that Officer on a timely basis, (iii) approving salaries and changes in salaries for the other Executive Officers of the Corporation and such other executives as the Committee may deem appropriate, (iv) approving the participants, annual financial or other targets and amounts to be paid under the Corporation’s Executive Management Annual Incentive Plan, (v) reviewing and recommending to the Board any new executive incentive plans for stock options or other equity instruments, or additions to or revisions in existing plans, and approving any options or other awards granted under any such plans, (vi) reviewing from time to time the Corporation’s management resources and executive personnel planning, development and selection processes and (vii) reporting on all such activities to the Board.  The Committee held one regular meeting and two special meetings during 2007.  The present members of the Committee are R. Eugene Cartledge, Eliot M. Fried, E. Daniel James and Robert D. Kennedy, all of whom are deemed to be independent Directors.  Mr. Fried is chairman of the Committee.  Mr. James, who was appointed to the Committee on February 20, 2008, qualifies as an independent Director the reasons discussed above at page 10.

Nominating & Corporate Governance Committee – The Nominating & Corporate Governance Committee consists of five members, all of whom are non-employees and independent Directors.  This Committee was formed following the Change-in-Control on December 20, 2004, upon the loss of the Corporation's "controlled company" exemption from certain requirements of the New York Stock Exchange Listed Company Manual, including the requirement to have such a Committee.  This Committee serves as the principal corporate governance and strategic planning arm of the full Board.  The Committee identifies individuals qualified as a matter of background, achievement and leadership to become Board members and recommends candidates for election.  The Committee held two regular meetings during 2007.  R. Eugene Cartledge, Joshua L. Collins, Eliot M. Fried, Thomas J. Fruechtel and Robert D. Kennedy are members of this Committee; Mr. Kennedy serves as chairman.  Mr. Collins was appointed to the Committee in January, 2008, and is an “independent” Director for the reasons discussed above at page 10.

Criteria for Nominating Director Candidates

Prospective nominees are considered based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the qualifications and standards established by the Committee.  In identifying and recommending Board nominees, the Committee uses guidelines that it has developed with respect to qualifications for nominations to the Board and for continued membership on the Board.

If the Committee determines, in consultation with the full Board as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee's background and experience.  The Committee evaluates the prospective nominee against the qualifications and standards adopted by the Committee, including the following (the order is not necessarily meant to represent relative importance):

●
ability to meet regulatory requirements, including standard of "independence," in accordance with NYSE, SEC and Internal Revenue Service regulations, as applicable, and as set forth in the Blount Corporate Governance Guidelines;

●	experience in relevant industries;

●	ability to represent the interests of the stockholders of the Corporation;

●	leadership and judgment acumen;

●	high personal and professional ethics, integrity and values;

●	contribution to the level of diversity of skills, backgrounds, geography, experience, gender and racial makeup of the Board;

●	relevant education, age and professional experience, including accounting and financial knowledge;

●	effectiveness of working with others;

●	ability to make necessary time commitment and ability to make constructive contribution to Board; and

●
if nominee is an incumbent, record of past performance (e.g., regularly attended Board and Committee meetings, kept informed about the Corporation and its businesses, participated in discussions at Board and Committee meetings and provided sound advice and counsel).

The Committee, in its judgment, also considers such other factors as it deems relevant, including the current composition of the Board, the need for specific functional expertise and the evaluations of other prospective nominees.  Further, the Committee may, but is not required to, utilize third party firms to assist in the identification or screening of prospective candidates.  The Committee believes it is not appropriate to fix any specific minimum qualifications or minimum number of qualifications that a candidate must meet before such candidate may be recommended by the Committee.  It believes that each individual candidacy should be evaluated as a whole, taking into account all of the circumstances of that candidacy.

In connection with this evaluation, the Committee determines whether one or more members of the Committee, and others as appropriate, will interview prospective nominees.  After completing this evaluation and interview process, the Committee recommends to the full Board the person or persons to be nominated by the Board, and the Board determines the nominees for election after considering the recommendation and report of the Committee.

Other factors considered relevant for membership on the Board are listed in the Charter for the Nominating & Corporate Governance Committee, as amended, and in the Corporation's Corporate Governance Guidelines, both of which are posted at the Corporation's website at www.blount.com.

Nomination of Candidates by Stockholders

A stockholder who wishes to recommend a candidate for consideration by the Committee should submit his or her nomination to the Committee in accordance with the procedure set out at page 57 for communications with the Board, its Committees or a specific Director.  Any such proposal should expressly refer to "Potential Candidate for Board Membership" as its subject, should be addressed to the attention of the Chairman of the Nominating & Corporate Governance Committee, and must be submitted between 90 days and 120 days prior to the scheduled date for the next Annual Meeting of Stockholders.  It is expected that the 2009 Annual Meeting will be sometime between May 15 and May 31.  The actual date will be determined at the Board meeting scheduled for October 6, 2008.  Inquiries may be made of the Secretary as provided herein after that time as to the date selected.  The proposal should contain relevant information concerning such candidate, including name, address, current principal occupation, professional background and such other information as is required to be disclosed in solicitations for proxies for the election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended.  The process for identifying and evaluating candidates recommended by stockholders is the same as the process for identifying and evaluating candidates recommended by the Committee except that the current makeup of the Board and the existence or lack of a vacancy will be given greater weight, and the use of a third party service to assist in any review of the candidate is more likely, unless members of the Board have knowledge, personal or otherwise, of the individual nominated.

Compensation of Directors

Current Directors:  From August 1999 until December 20, 2004, the date of the Change-in-Control, Directors affiliated with Lehman Brothers, as well as Directors who are employees of the Corporation (or former employees receiving termination benefits), received no compensation for their services as Directors.  Employee Directors, of course, receive compensation in their respective capacities as employees of the Corporation, and all Directors receive reimbursement of travel and lodging expenses incurred in connection with their attendance at Board functions.  From July 24, 2000, the date of the adoption of the Corporation's Non-Employee Directors' Compensation Program ("Program"), to December 20, 2004, Directors who were neither employees of the Corporation nor affiliated with Lehman Brothers received quarterly stipends of $6,250, plus $1,000 per quarter if they were Chairman of the Board, $1,000 per quarter for each Board Committee they chaired and $1,000 for each Board or Committee meeting they attended.  Since December 9, 2004, the date of the adoption of an amendment to the Program, Directors who are not employees of the Corporation, including, from and after the Change-of-Control that occurred on December 20, 2004, employees of Lehman Brothers, are eligible to receive an increase in quarterly stipends to $12,500, plus $1,000 per quarter if they are Chairman of the Board (and not an employee of the Corporation, which is currently the case) or Lead Director, $1,000 per quarter for each Board Committee they chair and $1,000 for each Board or Committee meeting they attend.  In addition, a qualifying director under the Program may choose to participate in certain health, dental and life insurance plans of the Corporation.

In lieu of such cash stipend, from February 6, 2003, when the Board approved a previous amendment to the Program, through the end of calendar year 2005, any Director who qualified for the cash payment under the Program could elect to receive compensation in the form of stock options for the Corporation’s common stock.  These options were granted under the Corporation’s 2000 Stock Incentive Plan or 1999 Stock Incentive Plan, each of which was approved by the stockholders in 2000 and expressly authorized option grants to Directors.  For any given year after 2004, the options for each Director so electing consisted of that number of shares of the Corporation’s common stock that equaled the quotient resulting from dividing $50,000 by the average of the closing prices of the Corporation's common stock for the ten trading days immediately preceding the date of grant, vested immediately upon grant and were priced at the same average of the closing prices of the Corporation’s common stock for the ten consecutive trading days immediately prior to the date of grant.  The election for any calendar year was customarily made on or as of December 31 of the preceding year.  Several Directors elected to receive their annual Director stipends in this form, and all so electing had exercised these options on or before May 27, 2005, such that none is outstanding.

On October 25, 2005, the Board amended the Program, effective December 13, 2005, to replace this stock option alternative with a deferred stock unit plan.  This plan, titled the Blount International, Inc. Non-Employee Director Deferred Stock Unit Plan (the "Director Deferred Plan"), permits Directors eligible to participate in the Program to elect to receive all or a portion of their quarterly stipends, as well as chairman and meeting fees, in deferred stock units.  This election must be made prior to the end of the previous calendar year, and the deferred stock units must be received in stock upon the termination of service by the Director.  The deferred stock units attributable to any one Director are determined by dividing the total of the stipend and fees for one quarter selected by the Director for deferral under the Director Deferred Plan by the closing price per share for the Corporation's common stock on the NYSE on the last trading day of the applicable calendar quarter.  The resulting number represents the number of shares that the Corporation will buy, or transfer from treasury shares, and then credit to the Director pursuant to the terms of a rabbi trust created for this purpose.  At the end of his or her term of service as a Director, the Director will receive a payment of shares equal to the number of shares that have been credited to his or her account.  This form of compensation, with its delivery of shares in the future, aligns the interest of the Director with other stockholders.

Messrs. Cartledge, Fried, Fruechtel, Kennedy and Layman qualified for benefits under the Program during 2007.  Mr. Cartledge received $69,000 in Director fees and $1,560.00 in benefits; Mr. Fried $72,000 in fees and $1,560.00 in benefits; Mr. Fruechtel $61,000 in fees and $1,560.00 in benefits; Mr. Kennedy received $65,000 in fees and $1,560.00 in benefits and Mr. Layman received $57,000 in fees.  Although eligible to participate in the Program since December 20, 2004, the date of the Change-in-Control, Messrs. Collins and James chose not to receive fees or benefits under the Program during 2007; however, Mr. Collins has indicated that he will accept such fees or benefits beginning in January 2008.

In addition, on February 14, 2005, the Compensation Committee awarded Messrs. Fried and Cartledge each a $50,000 special bonus for "extraordinary services" in connection with the Corporation's more than two-year long process of revising the Corporation's capital structure, reducing long-term indebtedness and emerging as a corporation no longer owned by a 50% or more controlling shareholder for the first time in its history.  Mr. Osterman ($200,000) and two other Named Executive Officers, Senior Vice Presidents Richard H. Irving and Calvin E. Jenness ($150,000 each), also received special bonuses for this same reason.  These bonuses are referenced in the section on Executive Compensation on pages 20 and 23 in the 2006 Proxy Statement, and are also discussed on pages 21 and 22 of the 2007 Proxy Statement as an example of the different types of discretionary bonuses awarded by the Compensation Committee from time to time to meet infrequently-occurring circumstances.  Messrs. Fried and  Cartledge did not participate in the Compensation Committee's decision to grant these special bonuses.

NON-MANAGEMENT DIRECTORS' COMPENSATION FOR FISCAL YEAR 2006 AND 2007

Name of Director	Year	Retainer/Fees Earned and Paid in Cash	Retainer/Fees Earned and Paid in Common Stock*	All Other Compensation**	Total
R. E. Cartledge	2007	$15,000	$54,000	$1,560	$70,560
	2006	$19,000	$54,000	$1,560	$74,560
J. L. Collins[1]	2007	$0	$0	$0	$0
	2006	$0	$0	$0	$0
E. M. Fried	2007	$72,000	$0	$1,560	$73,560
	2006	$77,000	$0	$1,560	$78,560
T. J. Fruechtel	2007	$61,000	$0	$1,560	$62,560
	2006	$0	$65,000	$1,560	$66,500
E. D. James[2]	2007	$0	$0	$0	$0
	2006	$0	$0	$0	$0
R. D. Kennedy	2007	$65,000	$0	$1,560	$66,560
	2006	$68,000	$0	$1,560	$69,560
H.E. Layman[3]	2007	$6,000	$51,000	$0	$57,000
	2006	$31,000	$25,000	$0	$76,750

* Amounts represent retainer or fees deferred during 2007 and 2006 pursuant to the Director Deferred Plan described above.

 **Amounts refer to the value of certain life insurance benefits in which the Director participates.

1 Mr. Collins and Mr. James have been eligible to receive fees and retainers since the Change-in-Control on December 20, 2004 but opted not to receive compensation in 2006 and 2007.  Mr. Collins has indicated that he will accept such fees and retainers beginning in January 2008.

2 Mr. Layman also received $20,750 in February 2006.  He was first eligible to receive payments under the Program as of August 16, 2005, three years after he ceased to be an employee of the Corporation, upon the termination of his severance period.  In February 2006, Mr. Layman elected to participate in the Program and to receive a prorated retainer and fees for the Third Quarter 2005 and Fourth Quarter of 2005 of $20,750, which were paid on February 15, 2006.

NON-MANAGEMENT DIRECTORS' STOCK OWNERSHIP FOR FISCAL 2007 & 2006

Name of Director	Year	Deferred Stock Owned	Other Stock Owned* # of Shares	Blount Retirement Savings Plan, a 401(k) Plan	# of Shares Total
R. E. Cartledge	2007 2006	4,400 5,393	38,709 30,000	-0- -0-	43,109 35,393
J. L. Collins	2007 2006	-0- -0-	-0- -0-	-0- -0-	-0- -0-
E. M. Fried	2007 2006	-0- -0-	65,000 65,000	-0- -0-	65,000 65,000
T. J. Fruechtel	2007 2006	-0- 5,046	14,446 9,300	-0- -0-	14,446 14,446
E. D. James	2007 2006	-0- -0-	-0- -0-	-0- -0-	-0- -0-
R. D. Kennedy	2007 2006	-0- -0-	30,000 30,000	-0- -0-	30,000 30,000
H. E. Layman	2007 2006	4,155 2,997	6,148 -0-	26 65	10,329 3,062

*   This column lists the number of shares of the Corporation's common stock as of the end of the respective fiscal year to which each director has sole voting and investment power.

Advisory Directors:  In May 1991, the Board approved, and in April 1994 amended, the Advisory Directors’ Recognition Plan.  Each member of the Board who had served as a Director for at least five consecutive years, who had not been an employee vested in any employee benefits sponsored by the Corporation during his or her service on the Board and who was serving upon attainment of age 72 became an Advisory Director.  No Advisory Director and no other Director, except the co-founders of the Corporation, were eligible to stand for re-election to the Board after reaching age 72.  Under this Plan, a Director who was or became eligible for Advisory Director status after July 1, 1991, was, at the end of his or her then current term, paid a quarterly benefit for life equal to the quarterly cash retainer, exclusive of Committee chairman fees, then being paid to that Director.  The Advisory Directors’ Recognition Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation.  There was one participant under this plan during 2007, Mr. W. Houston Blount, who resigned as a Director in 1999 as a result of the Merger and Recapitalization.  He received $31,250 in 2007, which included a January 2007 payment for the Fourth Quarter of 2006, as well as the four quarterly payments for 2007, including the Fourth Quarter, which was received December 31, 2007.  In February 2000, this plan was terminated, including the prohibition on standing for election after the attainment of age 72, and subject to the fulfillment of obligations to the surviving Advisory Director, there will be no additional Advisory Directors or payments in the future.
AUDIT COMMITTEE DISCLOSURE

The Corporation has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee Charter was amended in February 2004 and incorporated in the 2004 Proxy Statement as Exhibit A. With respect to the independence of the Corporation’s Directors who serve on the Audit Committee, Mr. R. Eugene Cartledge, chairman, and members Eliot M. Fried, Thomas J. Fruechtel and Harold E. Layman, are all "independent" Directors, as defined by applicable rules and regulations of the SEC and NYSE.

The Board has determined that each of Messrs. Cartledge, Fried, Fruechtel and Layman qualifies as a "financial expert," as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act.  Three of these members have served as chief executive officers, one of whom also served as chairman, of publicly-traded or private companies in which capacity they supervised the chief financial officer function, a position previously held by one; one has been a member of the Investment Committee of a major investment banking firm; and all four possess (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves; (iii) experience actively supervising one or more persons engaged in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements; (iv) an understanding of internal controls and procedures for financial reporting and (v) an understanding of Audit Committee functions.

No member of the Audit Committee serves on the Audit Committee of more than two other public companies.

At its February 2004 meeting, the Audit Committee approved and adopted the Corporation’s Code of Ethics for the Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller and those persons performing similar functions involving financial reporting and financial controls.  A copy of this policy was incorporated in the 2004 Proxy Statement as Exhibit B.  The Corporation finalized a revision to its Code of Business Conduct applicable to all Directors, Officers and employees in April 2004.  Charters for the Corporation's Compensation and Nominating & Corporate Governance Committees were not required until the Corporation no longer had an exemption as a "controlled company" upon the Change-in-Control on December 20, 2004.  Charters for these two Committees were enacted in January 2005 and ratified by the Board or relevant Committee in February 2005.  The Charter for the Nominating & Corporate Governance Committee was revised in 2006.  The Corporation's Corporate Governance Guidelines were approved in 2004 and revised in April 2005 to reflect the changes in governance required as a result of the Corporation's loss of the "controlled company" exemption.  These policies and guidelines, as revised, as well as the applicable Charters, are posted on the Corporation’s website at www.blount.com.

AUDIT COMMITTEE REPORT

The Audit Committee (1) reviewed and discussed the Corporation’s audited financial statements as of December 31, 2007 with management, (2) reviewed and discussed with the Independent Registered Public Accounting Firm matters required by the Statement on Auditing Standards No. 61, as amended, and (3) received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1 relating, among other things, to the Independent Registered Public Accounting Firm's independence from management and the compatibility of the Independent Registered Public Accounting Firm performing non-audit services with its independence.  Based upon these reviews and discussions, and recognizing (a) that management is primarily responsible for the Corporation's systems of internal controls and financial reporting processes, and (b) that the Independent Registered Public Accounting Firm is responsible for the performance of an independent audit of the Corporation's consolidated financial statements and of management's report on the effectiveness of internal controls over financial reporting in accordance with applicable Public Company Accounting Oversight Board ("PCAOB") standards and the issuance of a report thereon, the Audit Committee has approved (i) the inclusion of the Corporation’s audited financial statements and management's report on internal controls in the SEC Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and (ii) the appointment of PricewaterhouseCoopers LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008, subject to ratification of that appointment by the stockholders at the Annual Meeting.

In addition, on February 20, 2008, the Audit Committee, pursuant to the policy for pre-approval of non-audit services adopted on May 12, 2003, a copy of which was incorporated in the 2004 Proxy Statement as Exhibit C, approved the provision by PricewaterhouseCoopers LLC of certain tax services, including certain expatriate employees' personal taxes, and certain merger, acquisition and divestiture transactional services, each a non-audit function, for the Corporation for the year ending December 31, 2008.  With the approval of the Audit Committee, the internal audit function is performed by Moss Adams LLP through an outsourcing arrangement.  In fulfilling the internal audit function, the engagement partner for Moss Adams reports directly to the Audit Committee and meets with the Committee at each Committee meeting, as do the representatives from the Independent Registered Public Accounting Firm, without management in attendance.

R. Eugene Cartledge, Chairman
Eliot M. Fried, Member
Thomas J. Fruechtel, Member
Harold E. Layman, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following members of the Board served as members of the Compensation Committee during 2007:

Eliot M. Fried, former consultant with Abner, Herrman & Brock Inc., a New York City asset management firm, until 2004; Managing Director of Lehman Brothers Inc. until 2000; elected to the Board effective August 19, 1999 at the time of the Merger and Recapitalization; elected Chairman of the Board in June 2001, in which capacity he served until April 2005; and elected Lead Director of the Board April 2005, has served as a member of the Committee since 1999 and as Chairman of the Committee since 2001.  Mr. Fried is an "independent" member under applicable SEC and NYSE rules and regulations, as well as under the United States Internal Revenue Code ("Code") as it relates to Section 162(m).

Mr. R. Eugene Cartledge, former Chairman of GrafTech International Ltd. of Parma, Ohio until February 2007; formerly Chairman of Savannah Foods & Industries, Inc. and Chairman and Chief Executive Officer of Union Camp Corporation, previously sat by special designation as a member of the Compensation Committee whenever "independent" or "outside" director participation was required pursuant to the Code as it relates to Section 162(m) and was named a full member of the Committee in January 2005.  Mr. Cartledge, who is also chairman of the Audit Committee, is an "independent" member under applicable SEC and NYSE rules and regulations, as well as under the Code for purposes of Section 162(m); and

Mr. Robert D. Kennedy, former President and Chief Executive Officer and member of the Board of Directors for Union Carbide Corporation and for UCAR International, Inc., has served on the Board and on the Committee since January 2005.  Mr. Kennedy qualifies as an "independent" member of the Committee under applicable SEC and NYSE rules and regulations, as well as under the Code for purposes of Section 162(m).

As of February 20, 2008, Mr. E. Daniel James has served as a member of the Committee.  Mr. James is a Managing Director of Lehman Brothers Inc. and, since December 20, 2007, an “independent Director” under applicable SEC and NYSE rules and regulations, as well as under the Code for purposes of Section 162(m), for the reasons discussed at page 10.

There were no relationships with respect to Compensation Committee interlocks and insider participation in compensation decisions during 2007.

COMPENSATION DISCUSSION & ANALYSIS

Overall Objectives of the Executive Compensation Program

The Corporation’s executive compensation program is designed to help the Corporation attract, motivate and retain high quality executives, enhance individual executive performance, align incentives with the Corporation's business operations most directly impacted by each executive's performance and increase stockholder value.

Toward that end, the Corporation’s executive compensation program attempts to provide:

●	levels of compensation that are competitive with those provided in various markets in which the Corporation competes for its executive resources;

●	incentive compensation that varies in a manner consistent with the financial performance of the Corporation; and

●	incentive compensation that effectively rewards corporate and individual performance.

In designing and administering its executive compensation program, the Corporation attempts to maintain an appropriate balance among these various objectives, each of which is discussed in greater detail below.

Providing Competitive Levels of Compensation

The Corporation attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with total compensation provided to executives who hold comparable positions or have similar qualifications, or both, in other organizations of similar size and scope as the Corporation and with which the Corporation competes.  The compensation package includes both short-term and long-term compensation, with the short-term compensation tied to the Corporation's financial performance and the long-term compensation tied to the Corporation's stock price performance.

The Corporation projects an executive’s competitive level of compensation based on information drawn from a variety of sources, including proxy statements, special surveys and independent compensation consultants.  (Notwithstanding the foregoing, during 2007, neither the Compensation Committee nor the Corporation retained or employed a compensation consultant in preparation for the Committee's decisions on executive compensation.4  The Corporation's in-house human resources department did pay for and review publicly-available literature and materials that were prepared by consultants, including Mercer Human Resources Consulting, a Marsh & McLennan company, whose consulting services the Corporation has retained in the past, as recently as during 2005.)  Information from all of these sources is used in creating the basic structure of the Corporation’s program.  The market data used in establishing the Corporation’s executive compensation levels reflect a blending of general industry and manufacturing companies comparable to the Corporation’s size.

It should be noted that the value of an executive’s compensation package will vary significantly based on performance.  Thus, although the expected value of an executive’s compensation package will be competitive, its actual value can exceed or fall below competitive levels depending upon performance.

1 The Committee’s Charter expressly gives the Committee the authority to utilize support personnel, management staff, outside auditors, attorneys and consultants as it deems necessary.  The Committee has the sole authority to select, retain and terminate the services of any compensation consultant used to evaluate executive compensation and the sole authority to approve the payment therefor.

Ensuring That Incentive Compensation Varies with Financial Performance

The Corporation’s incentive plans are designed to assure that the incentive compensation varies in a manner consistent with the financial performance of the Corporation and its various business units.  The specific corporate performance factors for calendar year 2007 are discussed below at pages 22 and 23.

Rewarding Individual Performance

The Corporation believes that effectively rewarding individual performance will ultimately serve to enhance the financial performance of the Corporation and its various business units.  While the Corporation’s incentive plans provide compensation that varies with financial performance, these plans also provide for individual awards that are based on quantitative and qualitative assessments of business unit and individual performance.

Considering Certain Tax Implications

To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits.

Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1 million paid for any year to a corporation's chief executive officer and the three other highest paid executive officers (excluding the chief financial officer, if otherwise applicable) at the end of such year, which executives are referred to as "covered employees,"5 will not be deductible for federal income tax purposes unless: (i) the compensation qualifies as "performance-based compensation," (ii) the Corporation has advised its stockholders of, and the stockholders have approved, the material terms of the performance goals under which the Corporation pays such compensation and (iii) under certain conditions, the stockholders have re-approved the material terms of the performance goals within the last five years.  At the 2006 Annual Meeting, the Corporation's stockholders approved the material terms of the performance goals under which compensation is paid pursuant to the Executive Management Annual Incentive Plan and the 2006 Equity Incentive Plan.

Based on compensation arrangements currently in place, the Committee does not reasonably anticipate that, for fiscal years 2007 and 2008, the compensation of any Executive Officer other than that of Mr. James S. Osterman, the Chairman of the Board and Chief Executive Officer, which is described below, will be subject to the $1 million deductibility limitation of Section 162(m).  It is probable that a portion of Mr. Osterman’s 2007 compensation, consisting of a $650,000 salary on an annualized basis, a contractually-mandated minimum bonus of $550,000, to which an additional $100,000 discretionary bonus was awarded by the Committee, resulting in an actual bonus of $650,000 paid in 2008 for 2007, and certain other compensation features, such as the gross-up of certain items for tax purposes, will exceed the $1 million limit by an amount that is not known at this time, but could be between $200,000 and $300,000.  Similarly, in October 2007, as is described in more detail at page 50 below, Mr. Osterman’s Employment Agreement was amended and restated, extending its term by two years and guaranteeing a minimum salary of $750,000 on an annualized basis, with a guaranteed minimum annual bonus of $750,000.  Thus, it is probable that Mr. Osterman’s compensation in 2008 will also exceed the Section 162(m) limitation by at least $500,000 to $600,000.6

1  See page 30 for a description of "Named Executive Officers," as defined under applicable SEC rules and regulations, for comparison.

2  A new revenue ruling concerning Section 162(m), which denies deductibility for compensation under executive employment contracts containing certain provisions and which was issued by the Internal Revenue Service on February 21, 2008, would appear not to change the above analysis because, under the transition period provided by the IRS, the ruling won’t affect Mr. Osterman until the end of the term of his Amended and Restated Employment Agreement, unless it is renewed or extended beyond its initial two year period.

The Committee generally attempts to retain the deductibility of compensation for the Corporation pursuant to Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Corporation and its stockholders and is necessary to attract and retain highly competent key executives, as was the case with respect to Mr. Osterman’s 2005, 2006 and 2007 total compensation.  In each of 2006, 2007 and 2008, the Committee made specific determinations that, in light of all the circumstances, it was in the best interests of the Corporation and its stockholders to provide Mr. Osterman potentially non-deductible compensation in exchange for his services.

Sections 280G and 4999.  The Corporation provides the Named Executive Officers with employment agreements, which are discussed at pages 49-51.  The agreement with Mr. Osterman contains a change-in-control provision and provides for tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Internal Revenue Code Section 4999, as well as any additional income and employment taxes resulting from such reimbursement.  Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an "excess parachute payment" and Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change in control.  The intent of the tax gross-up is to provide a benefit without a tax penalty to Mr. Osterman in the event that he is displaced in connection with a change in control.

Section 409A.  Amounts that are deferred or which become vested under the Corporation's nonqualified deferred compensation programs after December 31, 2004 are subject to Internal Revenue Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts and the ability subsequently to change the form and timing of payments.  Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% additional income tax and an interest penalty.  The Corporation currently operates its plans in good faith compliance with Section 409A of the Code, as permitted by the regulations issued by the IRS, and continues to amend its plans as necessary to comply fully with Code Section 409A requirements.

Description of the Executive Compensation Program

This section describes the three principal elements of the Corporation’s executive compensation program: base salary, short-term non-equity incentives and long-term equity incentives.

Base Salary Program

The objective of the Corporation’s base salary program for senior executive management positions is to provide base salaries that are approximately between the 50th and 60th percentile of the competitive market norms for companies in the Corporation’s lines of business and similar in size to the Corporation.  The Committee believes it is crucial to provide competitive salaries in order to attract and retain managers who are very talented.  The specific competitive markets considered depend on the nature and level of the positions in question and the markets from which qualified individuals are recruited.

Base salary levels are also dependent on the performance of each individual employee.  Thus, employees with higher levels of sustained performance will be paid correspondingly higher salaries.

Annual salary reviews are based on four factors: general levels of salary increases in the market, the individual's then existing base pay, individual performance and the Corporation’s overall financial results.  All base salary increases are premised on a philosophy of pay-for-performance and perceptions of an individual’s long-term value to the Corporation.

Short-Term Non-Equity Incentives: The Executive Management Annual Incentive Plan

The objectives of the Executive Management Annual Incentive Plan ("EMAIP"), which was revised and approved by the stockholders in 2006, are to motivate and reward the accomplishment of annual corporate objectives; reinforce a strong performance orientation with differentiation and variability in individual awards based on contributions to business results; and provide fully competitive compensation packages that will attract, reward and retain individuals of the highest quality.  As a pay-for-performance plan, cash bonus awards were paid upon the achievement of specific business unit and individual performance objectives established for calendar year 2007.

Targeted bonus award levels are intended to be determined for eligible positions each year using data obtained from surveys and independent compensation consultants.7  The target bonus levels reflect competitive market norms for companies similar in size to the Corporation and having the Corporation’s philosophy of providing competitive total annual cash compensation opportunities.

A target incentive bonus program is established in February of each year by the Compensation Committee to set the measures against which the Corporation's actual performance for that full year will be compared.  The categories of measures are usually the same for the various units and the Corporate staff, but the dollar amount for each target is individualized to the particular unit.  For calendar year 2007, the key performance measures considered were the applicable operating income level ("Operating Income") and a specific cash flow formulation ("Cash Flow") for operating unit managers and the Corporate staff, as well as individually-assigned key base operating objectives ("KBOOs") for each plan participant.  The weighting of the target objectives was 50% for Operating Income, 30% for Cash Flow and 20% for attainment of individual KBOOs.

In 2007, target bonuses for the 42 EMAIP participants8 ranged from 10% to 65% of total salary paid during 2007.  Participants could have earned 25% (minimum threshold) or more of the target bonus depending upon achievement against performance targets.    Each measurement had a minimum threshold that had to be met in order to qualify for any award for that category and a maximum level that permitted awards above 100%, but never above a stated ceiling.  In 2007, the minimum levels for both the Operating Income and the Cash Flow objectives ranged, depending on the unit, from 70% to 80% of target, and the maximum levels from 107% to 120% of target.

2007 Corporate Staff Awards:   The Corporate staff participants exceeded the minimum threshold but not the target for their Operating Income objective, which was reduced to 35.3% from 50%; met the minimum but not the target for their Cash Flow objective, which was reduced to 25.4% from 30%; and met their personal KBOOs, which were weighted at 20% of their awards.  As such, the total payout factor was 80.7% (35.3% + 25.4% + 20.0% for Operating Income, Cash Flow and KBOO objectives, respectively, for a total of 80.7%) of the potential payout for the Corporate Staff.  That number, 80.7%, multiplied by a given individual’s target award stated as a percentage of calendar year 2007 paid salary (e.g., 50%) produced the actual award percentage.  In the example given, the award would have been 40.4% of salary (80.7% x 50.0% = 40.4%).

1 See discussion on page 19 with respect to the use of purchased literature and materials, but not separate consulting services under the payment of a retainer or fees, in connection with decisions regarding executive compensation for 2007.

2 This includes nine individuals of the former Forestry Division, which was sold to Caterpillar Inc. on November 5, 2007, who received special or pro rata bonuses under the EMAIP totaling $148,714, including $56,416 to Dennis E. Eagan, a Named Executive Officer and President of the Corporation’s Industrial & Power Equipment Group segment until his retirement as of December 31, 2007 as a result of this sale and the corresponding elimination of the IPEG segment.  Additionally, Mr. Eagan received $100,000 as a discretionary bonus in connection with this sale.  His other termination payments are set forth at page 32 and discussed at page 51 below.

Oregon Cutting Systems Group ("OCSG") Awards: Participants in this unit met the minimum threshold but not the target level for the Operating Income objective, reducing the applicable factor from 50% to 39.4%. However, OCSG participants exceeded the target for their Cash Flow objective, increasing this factor from 30% to 50.2%.  Most participants met their individual KBOOs at the targeted 20% weighting, resulting in a total actual payout factor of 109.6% of target (39.4% + 50.2% + 20.0% = 109.6%).  Again, using a hypothetical 50% of 2007 paid salary as an individual's target award, the actual award would have been 54.8% of salary (109.6% x 50% = 54.8%).

ICS Awards:  Participants in the ICS unit exceeded the minimum threshold but not the target Operating Income objective, decreasing its weight from 50% to 40.8%, and slightly exceeded the targeted Cash Flow objective, raising its weight from 30% to 30.2%.  Attainment of individual KBOOs, targeted at 20%, ranged from 20% to 8.75%, resulting in total actual payout factors of 91.0% (40.8% + 30.2% + 20.0%) to 79.8% (40.8% + 30.2% + 8.75%), respectively.  Using the former payout factor and a hypothetical 50% target award, a participant would have received a 2007 bonus of 46.0% of 2007 paid salary (91.0% x 50% =46%).

Industrial & Power Equipment Group (“IPEG”) and Forestry Division (“FD”) Awards:  With the sale of FD to Caterpillar Inc. on November 5, 2007, the former IPEG segment ceased to exist.  Formerly, senior IPEG management received bonus awards allocated 80% based upon FD’s performance to targeted Operating Income, Cash Flow and individual KBOO objectives and 20% upon the performance to targeted objectives of the other component of the IPEG segment, Gear Products, Inc. (“Gear”).  Similarly, FD division management participants received bonuses based entirely upon FD’s performance against targeted objectives.  As stated above, with the sale of FD, nine individuals of the former FD, including certain senior Group management members at the former IPEG level, received special pro rata bonuses under the EMAIP totaling $148,714, and one $100,000 discretionary bonus awarded in connection with the divestiture transaction.  Mr. Eagan, the President of IPEG and a Named Executive Officer, also received certain contractually-required termination payments, which are discussed in more detail at page 51 below.

Gear Awards:  Gear participants did not meet the minimum thresholds for either the target Operating Income objective or the target Cash Flow objective. Most Gear participants received 20% actual attainment of their individual KBOOs, resulting in a total actual payout factor of 20.0% (0%+0%+20.0%=20.0%).  Again, using a hypothetical 50% of 2007 paid salary as an individual’s target award, the actual payout would have been 10% of salary (20.0%x50.0%=10%).

Actual Financial Targets:  The actual financial targets for the Corporate staff for 2007 performance payable in 2008 were as follows:

Operating Income:	$95,769,000 at target
Cash Flow:	$95,223,000 at target.

The Corporation chooses not to disclose equivalent measures for the Oregon Cutting Systems Group, ICS product line or Gear, since (i) financial information is not publicly-available for these units and (ii) the Corporation believes that, as the only publicly-traded company in these lines of business, disclosure of these financial goals, from which other financial information could be determined or extrapolated, would be an advantage for its competitors.  As can be seen from the “payout matrixes,” the goals for these other units were comparable in degree of difficulty of attainment to that of the Corporate goals.

The EMAIP annual bonuses are directly based upon performance against pre-established performance categories and measures, which are established annually by the Compensation Committee in February at its first meeting each year.  Infrequently, there have been circumstances that have led the Compensation Committee to award discretionary components to annual bonuses either (i) to reward particularly significant results or extraordinary occurrences or (ii) to recognize a mitigating factor or factors that prevented attainment of the targeted measures.

The EMAIP, as approved by the stockholders in 2006, contains provisions permitting such discretionary incentive bonuses under specified conditions; provided, however, the Committee does not have the authority to award discretionary incentive bonuses to the Chief Executive Officer or to other participants if those bonuses are required to qualify as performance-based compensation under Section 162(m) of the Code, absent a specific determination by the Compensation Committee accepting the loss of deductibility of the corresponding tax deduction for the Corporation.

In 2007, the Committee awarded nine individuals discretionary bonuses for their roles in connection with the sale of the Forestry Division to Caterpillar Inc. on November 5, 2007.  These included $100,000 awarded to each of Messrs. Osterman, Jenness, Irving and Eagan, and a total of $62,146 awarded to two other Executive Officers and a member of the Legal Department.  In addition, Mr. VanderZanden was awarded a $21,737 discretionary bonus to reflect his election to a newly-created business development position.

Finally, the other exception to the general rule that annual bonuses are awarded for attainment of pre-determined performance objectives occurs when, as a matter of contract, an individual has a provision in his or her employment agreement that provides for either a specific amount for a particular year's annual bonus or a minimum amount for a particular year's or series of years' bonuses.  This is the situation with respect to Mr. Osterman's current arrangement.

For example, in April 2005, Mr. James S. Osterman was President and Chief Executive Officer, and Mr. Eliot M. Fried was the non-employee Chairman of the Board.  Mr. Osterman's Employment Contract, discussed in more detail at page 50 below, called for a guaranteed minimum annual bonus of $500,000 as a result of an earlier amendment and was scheduled to terminate on December 31, 2005 with a two-year consulting arrangement scheduled to begin on January 1, 2006.  The Board decided to elect Mr. Osterman Chairman and Chief Executive Officer and to elect Mr. Fried to the newly-created post of Lead Director.  As part of these events, the Board also asked Mr. Osterman to extend the term of his contract for a two-year period to December 31, 2007.  In consideration of this extension, Mr. Osterman received an amendment to his Employment Agreement that increased his guaranteed annual bonus from $500,000 to $550,000.  On October 17, 2007, Mr. Osterman’s Employment Agreement was amended and restated to, among other things, extend the term to January 3, 2010, unless further extended; provide that the two-year consulting arrangement, which is discussed below at page 50, run from January 4, 2010 to December 31, 2011; and provide for a base salary of $750,000 on an annualized basis and a $750,000 guaranteed minimum bonus, payable starting in 2009 for 2008.

Prior to 2006, in the previous two years in which he was contractually guaranteed a minimum bonus, Mr. Osterman had been awarded higher bonuses by application of the EMAIP formula; however, as discussed in the 2006 Proxy Statement at page 20, as a result of this guaranteed annual bonus, he received $550,000 in February 2006 for 2005, which compared to the $351,219 bonus he would have received pursuant to the EMAIP, assuming a discretionary bonus level comparable to that given other Executive Officers to enable them to reach target, which is discussed above.  Similarly, in 2007, as his bonus for 2006, Mr. Osterman received the contractually-guaranteed minimum bonus of $550,000, which compared to the $297,753 he would have received under the applicable EMAIP formula.

As a result, in February 2008, Mr. Osterman was awarded the contractually-guaranteed $550,000 bonus, which compared to the $336,202 he would have received for 2007 under the EMAIP using the levels of attainment of targeted performance measures discussed above at page 22 under the caption "Corporate Staff."  He also received the additional $100,000 discretionary bonus described above.

2007 EMAIP Awards Granted in February 2008

Using the performance levels discussed above, the Named Executive Officers other than Mr. Osterman were awarded bonuses under the EMAIP (including the above described discretionary bonus amounts) as follows:

Calvin E. Jenness, under the Corporate Staff matrix
and using a 50% individual target award level:	$229,585
Richard H. Irving, III, under the Corporate Staff matrix
and using a 50% individual target award level:	$234,164
Kenneth O. Saito, under the OCSG matrix and
using a 50% individual target award level:	$182,526
Dennis E. Eagan, under the IPEG Senior Management matrix
and using a 50% individual target award level:*	$156,416
James L. VanderZanden, under the ICS matrix
and using a 50% individual target award level *	$120,000
All Executive Officers as a Group (9)**	$1,816,146
All Directors as a Group (0)	$-$0-
All Other Employees (33)	$863,321
Total	$2,679,467

*Mr. Eagan retired as of December 31, 2007 as a result of the sale of the Forestry Division.  As a result, Mr. VanderZanden, who became an Executive Officer on February 20, 2008, has been added as a Named Executive Officer for purposes of the compensation tables.

**Includes Mr. Osterman's contractually-required $550,000 bonus, the discretionary bonuses described above, the above listed five Named Executive Officers and three other Executive Officers, one of whom, like Mr. VanderZanden, was designated an Executive Officer on February 20, 2008.

Long-Term Equity Incentives

The grant levels for the Corporation's long-term equity incentive awards are established by considering competitive market data on grant levels and the amount of shares available for such grants under the applicable plan.  Individual grants are based on the duties of each participant in the Corporation, his or her present and potential contributions to the success of the Corporation and such other factors as the Compensation Committee deems relevant.  The choice of type of instrument for individual grantees is made by the Committee based, among other factors, on (i) the individual's position; (ii) the potential tax consequences to the individual;  (iii) the applicable accounting treatment for the Corporation and (iv) the anticipated likely length of continued service, given the individual's retirement eligibility or lack thereof.

The Corporation provides long-term incentives for employees through the Corporation’s 2006 Equity Incentive Plan ("2006 Equity Plan"), which was approved by the stockholders in 2006.  The Corporation uses stock options, stock appreciation rights ("SARs"), restricted stock and restricted stock units ("RSUs") to align the interests of employees and stockholders.  Generally, stock options and SARs are granted at 100% or more of the fair market value of the stock on the date of grant.  Since February 2006, the closing sale price for the Corporation's stock on the NYSE on the last trading day immediately preceding the effective date of the grant has determined the price and the fair market value per share for such grants.  (Previously, from 1999 through 2005, the fair market value had customarily been determined by calculating the average of the closing sale prices of the Corporation’s common stock for the ten consecutive trading days ending on the trading day immediately prior to the effective date of such grant.  The change in pricing methodology was tax-driven to take into account recent revisions to the Code.)

It is the Corporation's current policy to make a majority of grants under the 2006 Equity Plan on a date chosen by the Committee and proximate to the date of the February meeting of the Compensation Committee.  (In addition, a small number of grants are made at other times throughout the year, either on the dates of regularly-scheduled meetings of the Compensation Committee in connection with exceptional circumstances, such as special retention circumstances or merger and acquisition activities, or from an amount of pre-approved grants that are available to the CEO for purposes of hiring or promotion.  These latter grants are discussed in more detail below.)

The Corporation generally chooses the February meeting of the Compensation Committee because it is the first meeting after the financial results for the completed fiscal year are known, and it coincides with the award of bonuses under the EMAIP and annual salary increases.  The Corporation tries to make stock awards and stock option grants at times when they will not be influenced by scheduled releases of information.  The Corporation does not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.  Similarly, it does not set the grant date of stock options to new executives in coordination with the release of material non-public information and, instead, these grants, like all other grants, have grant dates corresponding to the date of the February Board meeting or the next pre-selected off-cycle grant date.  The Corporation also generally sets the vesting period at one year or longer, normally in three equal installments over three years.  The Corporation follows the same procedures regarding the timing of grants and vesting for its Executive Officers as it does for all other participants.

The 2006 Equity Plan replaced the Corporation’s 1999 Stock Incentive Plan ("1999 Plan") and 2000 Stock Incentive Plan ("2000 Plan") for future equity-based awards to employees and other participants and provided a number of additional authorized shares for future grants, as well as reallocated the number of authorized shares remaining for award under the 1999 Plan and 2000 Plan to the 2006 Equity Plan.  At the time of stockholder approval, the total number of shares available for award under the 2006 Equity Plan was 4,236,919, comprised of 3,500,000 newly authorized shares and 736,919 unused shares allocated from the 1999 Plan and 2000 Plan, including 62,000 shares remaining from the 1999 Plan and 2000 Plan of the original 75,000 total shares authorized by the Committee in December 2004 for future awards by the Chairman and CEO for the purposes of recruitment or special awards,9 plus lapsed or cancelled awards or options from grants outstanding under the 1999 Plan and 2000 Plan.   The 2006 Equity Plan fulfills the Corporation’s needs for equity-based awards to employees and other participants for the next several years, provides for express limits or prohibitions on the use of certain types of awards or practices (such as discounted options and option repricing absent prior stockholder approval), delivers incentives that align long-term participant and stockholder interests and links compensation to stockholder return.

Equity Incentive Awards in 2007

On February 23, 2007, the Compensation Committee awarded 92 employees equity incentive instruments under the 2006 Plan, with 15 employees receiving 181,000 shares of Restricted Stock or RSUs, and 77 employees receiving 367,500 stock-settled SARs.  The grant date of the awards was March 1, 2007.  The SARs were priced at $11.81 per share based on the closing sale price for the Corporation's stock on the NYSE on February 28, 2007, the last trading day immediately prior to the grant date.  All awards vest in three equal installments, one-third of the total shares on each of the first, second and third anniversaries of the date of grant.

With respect to the Named Executive Officers, the February 23, 2007 awards were as follows:
[RESTATED FROM FEBRUARY 23, 2007 TO REFLECT ELECTION OF TWO ADDITIONAL EXECUTIVE OFFICERS FEBRUARY 20, 2008 AND RETIREMENT OF ANOTHER DECEMBER 31, 2007]

James S. Osterman, Chairman & Chief Executive Officer:	46,000	RSUs
Calvin E. Jenness, Sr. Vice President & Chief Financial Officer:	18,000	Restricted Stock
Richard H. Irving, III, Sr. Vice President, General Counsel & Secretary:	18,000	RSUs
*Kenneth O. Saito, President – Sr. Vice President – Manufacturing
& Operations:	18,000	RSUs
*Dennis E. Eagan, formerly President - Industrial and Power
Equipment Group:	18,000	RSUs
*James L. VanderZanden, Sr. - Vice President – Business Development	12,000	Restricted Stock

All Executive Officers as a Group (9):	149,000[2]
Directors as a Group:	-0-[3]	(from this grant)
All Other Employees (83):[4]	395,500
Total Shares:	548,500
*See continuation on page 27

1 The reservation of 75,000 shares was established in December 2004.  In 2005, 13,000 such shares were used for grants to four individuals; no such shares were used for these purposes in 2006; in 2007, 12,500 shares were used for grants to three persons; and, in 2008 through March 31, 2,000 additional shares were used for a grant to one person, leaving 47,500 such shares available for recruitment purposes or special situations.
2 The 149,000 shares break down to 100,000 shares of RSUs and 49,000 shares of Restricted Stock.
3 No equity incentive awards were made to any Director as part of this grant; however, please see discussion at page
14 regarding common stock held for the accounts of those Directors who elected to receive all or a part of their respective 2007 quarterly retainers and fees in deferred stock units rather than cash under the Director Deferred Plan.  Please see page 15 for the shares that were added to respective Directors’ accounts under the Director Deferred Plan for the full-year 2007.
4 Six awards were of Restricted Stock or RSUs, 77 of SARs.

Mr. Osterman's grant equaled 8.4% of the shares granted; four of the other five Named Executive Officers grants each equaled 3.3% of the total shares granted, and the other Named Executive Officer’s grant equaled 2.2% of the total shares awarded.

With reference to the asterisks* on page 26, at time of grant, Mr. Saito, who was elected to his current title on February 20, 2008, was President-Oregon Cutting Systems Group; Mr. Eagan retired as of December 31, 2007 in connection with the sale of FD and the elimination of the IPEG segment; at the time of grant, Mr. VanderZanden, who was elected to his current position on February 20, 2008, was President of the ICS product line, a non-officer position.

In addition to the grants made to the Named Executive Officers during the 2007 calendar year, on February 20, 2008, the Compensation Committee awarded 75 employees equity incentive instruments under the 2006 Plan, with six employees receiving shares of Restricted Stock, eight employees receiving RSUs and 61 employees receiving SARs.  The grant date of the award was March 1, 2008.  The SARs were priced at $11.93 per share based on the closing sale price for the Corporation’s stock on the NYSE on February 29, 2007, the last trading day immediately prior to the grant date.  All awards vest in three equal installments, one-third of the total shares on each of the first, second and third anniversaries of the date of the grant.

With respect to the Named Executive Officer, the February 20, 2008 awards were as follows:

James S. Osterman, Chairman & Chief Executive Officer:	53,000		RSUs
Calvin E. Jenness, Sr. Vice President & Chief Financial Officer:	21,000		Restricted Stock
Richard H. Irving, III, Sr. Vice President, General Counsel & Secretary:	21,000		RSUs
Kenneth O. Saito, Sr. Vice President – Manufacturing & Operations	6,000		RSUs
Dennis E. Eagan, formerly President - Industrial and Power Equipment Group:	**0
James L. VanderZanden, Sr. Vice President-Business Development	13,000		Restricted Stock
All Executive Officers as a Group (9):	139,000	[1]
Directors as a Group:	-0-	[2]	(from this grant)
All Other Employees (67)[3]:	336,500
Total Shares:	475,000

Mr. Osterman's grant equaled 11.2% of the shares granted; of the other four Named Executive Officers who received grants, two of the grants each equaled 4.4% of the total shares granted, one 2.7% and one 1.3%.

Perquisites and Other Benefits

Perquisites represent a small part of the Corporation's overall compensation package.  The perquisites and other personal benefits that are provided senior management are reviewed annually.  The primary perquisites are financial planning and tax preparation services; club memberships;  the use of Corporation-provided vehicles, which includes the cost of insurance, fuel and maintenance; the reimbursement of certain out-of-pocket costs for various medical benefits, including the co-pays, deductibles and other amounts in excess of the regular medical plan benefits; and payments to cover the tax liability to the executives for the imputed value of such benefits.  Some of these perquisites, such as the vehicle program, are offered to a relatively large number of employees other than senior management.  Others, such as the Corporation's charitable contribution match, up to $5,000 for the CEO and up to $2,500 for other employees, are available to all employees.  With respect to each perquisite, the business need is evaluated. For example, we believe that good financial planning by experts reduces the amount of time and attention that senior management must spend on that subject.

1 The 139,000 shares break down to 99,000 shares of RSUs and 40,000 shares of Restricted Stock.
2 No equity incentive awards were made to any Director as part of this grant; however, please see discussion at page 14 and chart at page 15 regarding common stock held for the accounts of those Directors who elected to receive all or a part of their respective 2007 quarterly retainers and fees in deferred stock units rather than cash under the Director Deferred Plan.
3 Three awards each of Restricted Stock and RSUs, 61 of SARs.

**Mr. Eagan retired as of December 31, 2007 as a result of the sale of the Forestry Division on November 5, 2007 and the elimination of the IPEG segment.

Compensation Committee Report

The members of the Compensation Committee, all of whom are independent directors, have reviewed the Compensation Discussion and Analysis and discussed its content with management.  Based on its review and the discussions with management, the Committee has recommended to the full Board that the Compensation Discussion and Analysis be incorporated by reference in the Corporation's Annual Report on Form 10-K for 2007 and included in the 2008 Proxy Statement.

Eliot M. Fried, Chairman
R. Eugene Cartledge, Member
E. Daniel James, Member
Robert D. Kennedy, Member

EXECUTIVE OFFICERS

The Executive Officers of the Corporation for purposes of the compensation tables, in addition to Mr. Osterman, who is also a Director nominee, as of February 20, 2008 are:

Name	Office	Year First Elected to Such Office	Age

Mark V. Allred*	Vice President – Corporate Controller	2007	50
Dennis E. Eagan*	Formerly President – Industrial and Power Equipment Group	2000	58
Richard H. Irving, III	Senior Vice President, General Counsel and Secretary	1995 and 1999	64
Calvin E. Jenness	Senior Vice President and Chief Financial Officer	2002	52
Dale C. Johnson, Jr.	Vice President – Corporate Human Resources	2004	59
Cyrille B. Michel*	Senior Vice President – Sales & Customer Support	2008	50
Kenneth O. Saito*	Senior Vice President – Manufacturing & Operations	2002	60
James L. VanderZanden *	Senior Vice President – Business Development	2008	43

Each of these Executive Officers serves at the pleasure of the Board; however, the terms of any Executive Officer’s employment agreement, where applicable, which are discussed generally at pages 49 through 51, control the rights and obligations attendant to any termination.  There were no arrangements or understandings with any other person pursuant to which any Officer was elected.  The Executive Officers of the Corporation may also be Directors or Officers of subsidiaries of the Corporation.

*Mr. Eagan retired as of December 31, 2007 as a result of the sale of the Forestry Division.  Mr. Saito was formerly the President of the Oregon Cutting Systems Group, an Executive Office, when OCSG constituted one of the Corporation’s two operating segments.  Upon the reduction to one segment, Messrs. Saito, Michel and VanderZanden were elected to their current offices on February 20, 2008.  On that same date, Mr. Allred’s title was changed from Controller of the Corporation to Corporate Controller.  Mr. VanderZanden also serves as President of the ICS product line, a non-officer position.

Mark V. Allred was elected Vice President - Controller in February 2007, with the title changed to Vice President - Corporate Controller on February 20, 2008.  Prior to February 2007, he served as Corporate Controller for the Corporation, then a non-Executive Officer position, from January 2005.  Previously, he served as Vice President of Finance and Corporate Controller at Crown Pacific Partners LP from 2003 to 2004 and Corporate Controller and Corporate Treasurer of FEI Company from 1997 to 2002.

Dennis E. Eagan was elected President of the Industrial and Power Equipment Group in August 2000.  He retired from the Corporation as of December 31, 2007 with the sale of the Forestry Division and the elimination of IPEG as a segment.

Richard H. Irving, III was elected Senior Vice President and General Counsel in April 1995, and Secretary of the Corporation in August 1999 at the time of the Merger and Recapitalization.  Prior to April 1995, he served from 1986 as Vice President, General Counsel and Secretary of Duchossois Industries, Inc., a diversified privately-held company.

Calvin E. Jenness was elected Senior Vice President, Chief Financial Officer and Treasurer in August 2002.  In February 2005, he relinquished the Treasurer position.  Prior to August 2002, he served as Vice President and Corporate Controller and Treasurer from June 2001 and as Vice President and Corporate Controller from September 2000.  Previously, he served as Vice President and Chief Financial Officer of Bryan Foods, a division of Sara Lee Corporation, from 1998.

Dale C. Johnson, Jr. was elected Vice President – Corporate Human Resources in April 2004.  Prior to that date, he served as Director of Human Resources from July 2003.  Mr. Johnson previously served as Corporate Manager of Human Resources for CH2M HILL Industrial Design and Construction, Inc. from 1997 to 2002.

Cyrille B. Michel was elected Senior Vice President – Sales & Customer Support on February 20, 2008.  Previously, he served as Vice President of Marketing for the Corporation’s Oregon Cutting Systems Group from 1998.  Prior to that, Mr. Michel served Oregon Cutting Systems Division as Zone Manager – North America from 1993 and Division Controller from 1988.

Kenneth O. Saito was elected Senior Vice President – Manufacturing & Operations on February 20, 2008.  Previously, he was elected President of the Oregon Cutting Systems Group in August 2002.  Prior to that date, he served as Senior Vice President – Finance & Administration of Oregon Cutting Systems Group from 1997.  He joined the Oregon Cutting Systems Division in March 1973.

James L. VanderZanden was elected Senior Vice President - Business Development on February 20, 2008.  Previously, he was appointed President of the ICS product line, a position he continues to hold, in 2002 and General Manager of ICS in 1994.  Mr. VanderZanden joined the Corporation in 1987.

EXECUTIVE COMPENSATION

The following table summarizes for the fiscal years 2007 and 2006 all plan and non-plan compensation awarded to, earned by, or paid to the Chief Executive Officer ("CEO"), the Chief Financial Officer ("CFO") and the four most highly compensated Executive Officers other than the CEO and CFO of the Corporation (collectively, all six being the "Named Executive Officers") who were serving in Executive Officer capacities on December 31, 20071:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6) ($)	All Other Compensation (7) ($)	Total ($)
James S. Osterman Chairman & Chief Executive Officer	2007 2006	640,385 590,385	650,000 550,000	543,260 318,009	0 0	0 0	(74,559) 108,810	138,853 126,096	1,897,939 1,693,300
Calvin E. Jenness Sr. Vice President & Chief Financial Officer	2007 2006	321,153 301,346	100,000 0	59,050 0	0 243,400	129,585 109,841	(5,322) 51,065	63,678 61,166	668,144 766,818
Dennis E. Eagan (8) President – Industrial and Power Equipment Group	2007 2006	397,800 388,154	100,000 0	212,580 0	0 243,440	56,416 86,131	239,755 82,089	1,474,202 59,942	2,480,753 859,756
Richard H. Irving, III Sr. Vice President, General Counsel & Secretary	2007 2006	332,500 321,077	100,000 0	212,580 0	0 243,440	134,164 116,668	9,719 105,502	81,871 66,019	870,834 852,706
Kenneth O. Saito Sr. Vice President – Manufacturing & Operations	2007 2006	333,077 321,538	0 0	212,580 0	0 243,440	182,526 100,963	(71,991) 208,976	66,925 59,384	723,117 934,301
James L. VanderZanden Sr. Vice President – Business Development	2007 2006	215,962 196,539	21,737 0	39,370 0	0 152,156	98,263 152,150	(14,255) 1,201	47,488 36,143	408,565 559,135

(1)	Salary represents salary actually paid during 2006 or 2007 and includes amounts that were contributed to the Corporation’s 401(k) plan.

(2)
 Reflects the guaranteed bonuses to which Mr. Osterman was entitled pursuant to his Employment Agreement in 2006 and 2007, plus the $100,000 discretionary bonuses for 2007 in connection with the sale of the Forestry Division paid to each of Messrs. Osterman, Jenness, Eagan and Irving, as discussed above.  In addition, Mr. VanderZanden received a discretionary bonus of $21,737 to reflect his new assignment relating to business development.

(3)
Reflects the dollar amounts recognized for financial statement reporting purposes for the years ended December 31, 2006 and December 31, 2007, as applicable, for restricted stock awards and restricted stock unit awards granted in 2006 or 2007 and in prior years in accordance with SFAS 123(R).  Pursuant to the SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions.  Assumptions used in the calculation of these amounts are set forth at Note 13, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for the years ended December 31, 2006 and December 31, 2007, as applicable, included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 12, 2007 and March 13, 2008, respectively.  Mr. Osterman was granted 35,256 shares of restricted stock on August 24, 2006.  Further details regarding this grant can be found in the footnotes to the Grants of Plan-Based Awards table below.

1 Compensation amounts for 2007 include those applicable to both Mr. Eagan, an Executive Officer who retired as of December 31, 2007, and Mr. VanderZanden, who was elected an Executive Officer on February 20, 2008.  In addition, 2006 figures have been included both for Mr. Eagan and Mr. VanderZanden for purposes of consistency of presentation.  Finally, Mr. Saito served as President–Oregon Cutting Systems Group in 2006 and 2007.  He was elected Senior Vice President–Manufacturing & Operations on February 20, 2008.

(4)
Reflects the dollar amounts recognized for financial statement reporting purposes for the years ended December 31, 2006 or December 31, 2007, as applicable, in accordance with SFAS 123(R), of stock options and stock appreciation rights (SARs) granted under the Corporation’s equity incentive plans and thus, includes amounts related to awards granted in and prior to 2006 and 2007, respectively.  Pursuant to the SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  Assumptions used in the calculation of these amounts are set forth at Note 13, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for the years ended December 31, 2006 and December 31, 2007, included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 12, 2007 and March 13, 2008, respectively.  Each of Messrs. Osterman, Eagan,[17] Saito and Irving satisfy the requirements for retirement under the equity incentive plans and thus, each will be fully vested in his equity awards upon termination of employment other than for "cause."  Because these individuals satisfy the requirements for this special vesting under SFAS 123(R), the full expense related to equity instruments granted to these individuals is recognized in the year of grant regardless of the vesting schedule applicable to such executives.  See, the Grants of Plan-Based Awards table below for information on SARs granted during 2006 and during 2007.

(5)
Reflects payments under the Executive Management Annual Incentive Plan in February 2007 based upon the achievement of specific business segment and individual performance objectives established for calendar year 2006 and payments in February 2008 for achievement of such performance objectives established for calendar year 2007.

(6)
Reflects the actuarial increase or decrease at December 31, 2006 and December 31, 2007, respectively,  in the present value of the Named Executive Officer’s accumulated benefits under all pension plans (qualified and nonqualified) established by the Corporation at the earliest unreduced retirement age, determined using interest rate and mortality assumptions consistent with those used in the Corporation’s financial statements and including amounts that the Named Executive Officer may not currently be entitled to receive because such amounts have not yet vested.  For each of Messrs. Osterman, Jenness, Saito and VanderZanden, the aggregate change in the actuarial present value of the Named Executive Officer’s accumulated benefits under all pension plans during 2007 was negative.  The decreases in such present values during 2007 were as follows:  Mr Osterman, -$74,599; Mr. Jenness, -$5,322; Mr. Saito, -$71,982, and Mr. VanderZanden, -$14,255. The Corporation’s nonqualified defined contribution plan, the Blount International, Inc. Supplemental Retirement Savings Plan, credits earnings based on hypothetical investments in funds that mirror the investment options under the Corporation’s qualified 401(k) plan, and thus does not credit any above-market or preferential earnings.

(7)	See the All Other Compensation Table below for additional information.

(8)
Mr. Eagan retired as of December 31, 2007 and will receive a lump sum termination payment of $1,421,754, together with the payment of certain benefits, on July 1, 2008 pursuant to his Employment Agreement, discussed generally below at page 51.

1 Mr. Eagan's years of service for this purpose include both his actual years of service under the Blount Retirement Plan and an equal additional number of years attributable to him under his individual supplemental executive retirement agreement discussed below at page 49.

ALL OTHER COMPENSATION TABLE

Name	Year	Financial and Tax Planning ($) (1)	Executive Medical Plan ($) (2)	Social Club Fees ($) (3)	Auto Expenses ($) (4)	Life Insurance Premiums ($) (5)	Charitable Contri- butions ($) (6)	Company Contributions to 401(k) and Supplemental Savings Plan ($) (7)	Tax Payments ($) (8)	Termination Payments $ (9)	$ Total
James S. Osterman	2007 2006	6,500 13,302	6,947 8,475	7,198 7,094	10,246 14,880	0 0	2,425 4,250	85,587 51,317	19,950 26,778	0 0	138,853 126,096
Calvin E. Jenness	2007 2006	0 0	13,010 18,405	0 0	11,804 13,672	0 0	0 0	29,029 19,906	9,835 9,183	0 0	63,678 61,166
Dennis E. Eagan	2007 2006	845 4,305	6,876 1,918	4,100 3,685	5,733 9,594	4,568 4,568	0 0	23,907 26,512	6,419 9,360	1,421,754 0	1,474,202 59,942
Richard H. Irving, III	2007 2006	1,230 3,500	11,358 5,523	0 0	11,721 13,841	8,900 8,900	2,500 2,500	33,513 20,658	12,649 11,097	0 0	81,871 66,019
Kenneth O. Saito	2007 2006	0 0	3,853 8,363	5,317 5,133	10,271 11,485	0 0	2,000 1,625	32,496 20,589	12,988 12,189	0 0	66,925 59,384
James L. VanderZanden	2007 2006	0 0	9,750 13,392	0 0	9,432 9,407	0 0	0 0	28,306 13,344	0 0	0 0	47,488 36,143

(1)	Represents the amount paid by the Corporation or reimbursed to the Named Executive Officer for personal financial and tax planning.

(2)
The Named Executive Officers participate in an executive medical program that reimburses the executive’s out-of-pocket costs for various medical benefits, including the co-pays, deductibles and other amounts payable under the Corporation’s medical plan.  The amount shown reflects the actual amounts reimbursed by the Corporation, plus the fees paid by the Corporation for the administrative costs associated with the plan.

(3)	The Corporation pays or reimburses Messrs. Osterman, Saito and, through 2007, Mr. Eagan for their initiation fees, assessments and dues for membership in certain country clubs or luncheon clubs

(4)
Includes the value of that portion of the Corporation's lease of an automobile attributed to the personal use of the Named Executive Officer, as well as the reimbursement of the actual documented cost of related maintenance and fuel expenses.

(5)	Represents premiums paid for executive officer life insurance.

(6)
The Corporation matches gifts made by Named Executive Officers and all other employees to approved charitable organizations up to $5,000 per year for the CEO and up to $2,500 per year for all other employees.  The amounts shown represents the matching gift made by the Corporation during 2006 and 2007 on the executive’s behalf.

(7)	Reflects the Corporation’s matching contributions to each of the qualified 401(k) plan and the nonqualified Supplemental Retirement Savings Plan.

(8)
Represents reimbursement of federal and state income and employment taxes on personal benefits, as applicable, including financial planning and tax services, club memberships, executive life insurance and personal use of the Corporation’s vehicles.

(9)
Represents lump sum severance payments of $1,421,754 that will be paid on July 1, 2008 with respect to Mr. Eagan’s termination as of December 31, 2007 in connection with the sale of FD and the elimination of the IPEG segment.  The termination payment is made pursuant to Mr. Eagan’s Employment Contract, discussed generally below at page 51.

GRANTS OF PLAN-BASED AWARDS FOR 2007

The table below sets forth information regarding grants of plan-based awards made to each of the Named Executive Officers during 2006 and 2007:

Name	Grant Date	Date of Committee Approval	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Equity Incentive Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Equity Incentive Awards ($/sh) (4)	Closing Market Price on Date of Grant ($/sh)	Grant Date Fair Value of Stock and Stock Options ($) (5)
			Threshold ($)	Target ($)	Max. ($)
James S. Osterman	3/1/2007 8/24/2006	2/23/2007 8/24/2006	104,063 95,938	416,250 383,750	832,500 767,500	46,000 32,256	-0- -0-	-0- -0-	-0- -0-	543,260 318,009
Calvin E. Jenness	3/1/2007 2/21/2006	2/23/2007 2/14/2006	40,144 37,668	160,577 150,673	321,153 301,346	18,000 -0-	-0- 40,000	-0- 16.76	-0- 16.54	212,580 243,440
Dennis E. Eagan (6)	3/1/2007 2/21/2006	2/23/2007 2/14/2006	(6) 48,507	(6) 194,077	(6) 388,154	18,000 -0-	-0- 40,000	-0- 16.76	-0-16.54	212,580 243,400
Richard H. Irving, III	3/1/2007 2/21/2006	2/23/2007 2/14/2006	41,563 40,135	166,250 160,539	332,500 321,077	18,000 -0-	-0- 40,000	-0- 16.76	-0-16.54	212,580 243,400
Kenneth O. Saito	3/1/2007 2/21/2006	2/23/2007 2/14/2006	41,635 40,192	166,539 160,769	330,077 321,538	18,000 -0-	-0- 40,000	-0- 16.76	-0-16.54	212,580 243,440
James L. VanderZanden	3/1/2007 2/21/2006	2/23/2007 2/14/2006	26,995 24,567	107,981 98,269	215,962 196,539	12,000 -0-	-0- 25,000	-0- 16.76	-0- 16.54	141,720 152,150

(1)
Reflects the potential payment levels under the Executive Management Annual Incentive Plan as approved by the Compensation Committee in February 2006 and in February 2007, as applicable.  Threshold is the lowest payment available at the lowest level of performance prescribed by the plan and equals 25% of the target amount; maximum is 200% of such target amount.  The minimum payment is $0. Actual payments under the Executive Management Annual Incentive Plan for 2007 are shown in the Summary Compensation Table and are described above under “Short-Term Non-Equity Incentives: The Executive Management Annual Incentive Plan" in the Compensation Discussion and Analysis.  Mr. Osterman participated in the Executive Management Annual Incentive Plan but was also guaranteed a minimum bonus for 2007 of $550,000, pursuant to his Employment Agreement.  If the actual bonus payable to Mr. Osterman under the Executive Management Annual Incentive Plan had exceeded $550,000, Mr. Osterman would have been paid such higher amount; however, for 2007, the contractually-guaranteed bonus exceeded the amount Mr. Osterman would have been paid at the actual payout levels applicable to the Corporate Staff at his 65% target level.  Messrs. Osterman, Jenness, Eagan and Irving also were each awarded by the Compensation Committee a discretionary bonus of $100,000 in connection with the role each played in the sale of the Forestry Division to Caterpillar Inc. on November 5, 2007.  Three other individuals, two of whom are Executive Officers, received lesser amounts as discretionary bonuses in connection with this sale. Mr. VanderZanden received a discretionary bonus of $21,737 to reflect his new assignment relating to business development.

(2)
On August 24, 2006, Mr. Osterman received a grant of 32,256 shares of restricted stock under the Corporation’s 2006 Equity Incentive Plan, 23,500 of which vest on August 24, 2008 and the remaining 11,756 of which vest on August 24, 2009.  If Mr. Osterman retires prior to one or both vesting dates, all unvested shares immediately vest.  During the restricted period, the Corporation holds the shares in Mr. Osterman’s name, but he is entitled to any dividends or similar payments declared during this period and he is entitled to vote the shares.

On February 23, 2007, the Compensation Committee awarded each of the above Named Executive Officer Restricted Stock or RSU awards, depending on each individual’s then current retirement eligibility under the Blount Retirement Plan.  Messrs. Osterman, Saito, Eagan and Irving received RSUs, and Messrs. Jenness and VanderZanden received Restrictive Stock Awards.  Each award vests 1/3 each on the first-year, second-year and third-year anniversaries of the grant date.

(3)
Reflects stock appreciation rights (SARs) granted to each Named Executive Officer on February 21, 2006 pursuant to the Corporation’s 1999 Stock Incentive Plan, as amended.  The SARs have a term of ten years and vest in three equal installments, one-third each on the first-year, second-year and third-year anniversaries of the grant date.

(4)
Since February 2006, the exercise price for options and SARs and the fair market value of equity incentive instruments have been established as the closing price for the Corporation’s stock on the NYSE on the trading day immediately preceding the effective date of the grant.  The grant date fair value of each restricted stock award and each RSU award equals the number of shares subject to the award, multiplied by $11.74, the closing price of the Corporation’s stock on March 1, 2007, the grant date.

(5)
The grant date fair value of each stock award and SAR award is determined pursuant to SFAS 123(R).  Assumptions used in the calculation of these amounts are included in Note 13, “Stock-Based Compensation,” to the Corporation’s audited consolidated financial statements for each of the years ended December 31, 2006 and December 31, 2007, as included in the Corporation’s Annual Report on Form 10-K filed with the SEC on March 12, 2007 for Fiscal Year 2006 and on March 13, 2008 for Fiscal Year 2007.

(6)
Mr. Eagan retired as of December 31, 2007 as a result of the sale of the Forestry Division and the elimination of the IPEG segment.  As a consequence of the sale, FD and IPEG management, including Mr. Eagan, were actually paid pro rata or special bonuses for 2007 in November 2007, rather than in February 2008 as the other EMAIP participants were.  Mr. Eagan received $56,416 in pro rated bonus and $100,000 in discretionary bonus in connection with the sale of FD.

Discussion of Summary Compensation and Plan-Based Awards Tables

The Corporation’s executive compensation policies and practices, pursuant to which the compensation amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards table were paid or awarded, are described above in the “Compensation Discussion and Analysis.”  A summary of certain material terms of the compensation plans and arrangements is set forth below.

EMAIP (Non-Equity Incentive Plan) Summary 1

The Committee generally targets annual bonuses at market median practice for expected levels of performance, with upside opportunities for superior performance.  The Committee sets these target performance measures in February of each year based largely on management’s confidential business plan and budget for the coming year, which typically includes planned revenue growth, cost reductions and profit improvement.  All of the Named Executive Officers participate in the EMAIP. Awards earned under the EMAIP are contingent upon employment with the Corporation through the end of the fiscal year, except for payments made in the event of death, retirement or disability, reduction-in-force or in the event of a change in control or sale of a business unit, such as occurred on November 5, 2007 when the Forestry Division, the major component of the IPEG segment, was sold to Caterpillar Inc. and the segment was eliminated.

The ultimate amount paid to an executive under EMAIP is a function of four variables:

•	the executive’s bonus award level;
•	the EMAIP goals established by the Committee for the executive;
•	the payout amounts established by the Committee that correspond to threshold, target and maximum levels of performance; and
•	the Committee’s determination of the extent to which the goals were met.

Actual payouts under EMAIP depend on the level at which the performance measures are achieved. Achievement at target for each performance measure results in a final award payout factor equal to the target incentive award payment.  Performance below the threshold performance level results in no final award payment. Performance above the target performance benchmark produces an award greater than the target award.  In 2007, the maximum for operating income was 120%, for cash flow 60% and 20% for individual performance measurement, all of which together added up to 200% of the target award in 2007. Straight-line interpolation is used to calculate payout values between minimum, target, and maximum levels.

Thus, for 2007, the EMAIP award payouts by performance measure and business unit are set forth in the following table:

	Operating Income (%)	Cash Flow (%)	Individual Performance (%)	Total (%)
Target Percent	50	30	20	100
Actual Percentage
Corporate	35.3	25.4	20	80.7%
OCSG	39.4	50.2	20	109.6%
ICS	40.8	30.2	8.75 - 20	79.8 – 91.0%
Forestry Div.*	12.9	0	20	22.9
Gear*	0	0	20	2.0 – 10.0

* The Forestry Division was sold on November 5, 2007.  The actual award payments were based on a proration through that date.  The former IPEG segment, of which each of Forestry and Gear was a part, was eliminated.

1 See also, a related discussion of the EMAIP set forth at pages 22 to 25, above.

Actual Financial Targets

The actual financial targets for the Corporate staff for 2007 performance payable in 2008 were as follows:

Operating Income:	$95,769,000 at target
Cash Flow:	$95,223,000 at target.

The Corporation chooses not to disclose equivalent measures for the Oregon Cutting Systems Group, ICS product line or Gear, since (i) financial information is not publicly available for these units and (ii) the Corporation believes that, as the only publicly-traded company in these lines of business, disclosure of these financial goals, from which other financial information could be determined or extrapolated, would be an advantage for its competitors.  As can be seen from the “payout matrixes,” the goals for these other units were comparable in degree of difficulty of attainment to that of the Corporate goals.

Outstanding Equity Awards at Fiscal Year-End for 2007

A complete description of awards under the Corporation's long-term equity incentive program is set out at pages 25-27 above.  The table below sets forth the number of securities underlying outstanding plan awards for each Named Executive Officer as of December 31, 2007:  (For a discussion of equity incentive awards granted to the Named Executive Officers on February 20, 2008, see discussion at page 27.)

	Equity Incentive Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have not Vested ($) (3)
James S. Osterman	60,000 60,000 150,000 39,400 150,000 50,000 27,500 22,500	0 0 0 0 0 0 0 0	$ $ $ $ $ $ $ $	15.0000 15.0000 5.0000 3.0280 2.8500 5.0500 16.6200 16.6200	08/19/2009 08/19/2009 06/29/2011 02/14/2012 03/15/2010 02/02/2014 12/21/2014 12/21/2014	81,256	$1,000,261
Calvin E. Jenness	5,000 5,000 5,000 9,000 25,000 25,000 13,750 11,250 13,334	0 0 0 0 0 0 0 0 26,666	$ $ $ $ $ $ $ $ $	8.4313 8.4313 5.0000 3.0280 3.8660 5.0500 16.6200 16.6200 16.7600	09/11/2010 09/11/2010 06/29/2011 02/14/2012 11/05/2012 11/05/2013 12/21/2014 12/21/2014 02/21/2016	18,000	$221,580
Dennis E. Eagan	25,000 25,000 50,000 30,000 45,000 11,000 9,000 13,334	0 0 0 0 0 0 0 26,666	$ $ $ $ $ $ $ $	8.3688 8.3688 5.0000 3.8660 5.0500 16.6200 16.6200 16.7600	08/15/2010 08/15/2010 06/29/2011 11/05/2012 11/05/2013 12/21/2014 12/21/2014 02/21/2016	18,000	$221,580
Richard H. Irving, III	50,000 50,000 15,000 15,000 25,000 25,000 13,750 11,250 13,334	0 0 0 0 0 0 0 0 26,666	$ $ $ $ $ $ $ $ $	15.0000 15.0000 5.0000 3.0280 3.8660 5.0500 16.6200 16.6200 16.7600	08/19/2009 08/19/2009 06/29/2011 02/14/2012 11/05/2012 11/05/2013 12/21/2014 12/21/2014 02/21/2016	18,000	$221,580
Kenneth O. Saito	17,500 17,500 7,000 18,655 80,000 45,000 13,750 11,250 13,334	0 0 0 0 0 0 0 0 26,666	$ $ $ $ $ $ $ $ $	15.0000 15.0000 5.0000 3.0280 3.8660 5.0500 16.6200 16.6200 16.7600	08/19/2009 08/19/2009 06/29/2011 02/14/2012 11/05/2012 11/05/2013 12/21/2014 12/21/2014 02/21/2016	18,000	$221,580
James L. VanderZanden	35,000 8,250 6,750 8,334	0 0 0 16,666		3,866 16,620 16,620 16,760	11/05/2012 12/21/2014 12/21/2014 02/21/2016	12,000	$147,720

(1)
The unvested options with an expiration date of December 21, 2014 were granted on December 21, 2004 under the Corporation’s 1999 Stock Incentive Plan and 2000 Stock Incentive Plan and vested in full on December 21, 2007.  The awards with an expiration date of February 21, 2016 are Stock Appreciation Rights (SARs) that were granted on February 21, 2006 under the Corporation’s 1999 Stock Incentive Plan, as amended.  These SARs vest or vested in three equal installments of 13,333 on February 21, 2007, February 21, 2008, and February 21, 2009.

(2)
23,500 shares of Mr. Osterman’s shares of restricted stock vest on August 24, 2008; 11,756 shares vest on August 24, 2009.  His remaining 46,000 RSUs and all of the restricted stock of Messrs. Jenness (18,000 shares) and VanderZanden (12,000 shares), and all of the RSUs of Messrs. Saito (18,000), Eagan (18,000) and Irving (18,000) vest in three equal parts, 1/3 of which vested on March 1, 2008, 1/3 will vest on each of March 1, 2009 and March 1, 2010.

(3)	Based on the closing price of the Corporation’s common stock as of December 31, 2007 ($12.31), the last trading day of the year, as reported on the New York Stock Exchange.

Option Exercises and Stock Vested in 2007

No options were exercised by Named Executive Officers during 2007.  In addition, no shares of restricted stock or restricted stock units vested during 2007; however, 13,333 stock-based SARs vested in 2007 for each of Messrs. Jenness, Saito, Eagan and Irving, and 8,333 for Mr. VanderZanden.

2007 Pension Benefits Table

The table below provides information with respect to each pension plan that provides for payments or other benefits at, following or in connection with retirement.  This includes the Corporation’s tax-qualified defined benefit plan (the Blount Retirement Plan) and supplemental non-qualified retirement plans (the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan and an individual Supplemental Executive Retirement Plan for Dennis E. Eagan), but does not include defined contribution plans (whether tax qualified or not).  Values reflect the actuarial present value of each Named Executive Officer’s accumulated benefit under the plans, computed as of December 31, 2007, that are payable to each Named Executive Officer at the earliest unreduced retirement age (age 65 or current age for executives over the age of 65), including the number of years of service credited to each such Named Executive Officer.  For this purpose, in accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of the Corporation’s financial statements.  See Note 9 to the Notes of Consolidated Financial Statements for the 2007 fiscal year included in the Corporation’s Form 10-K filed on March 13, 2008.  More information regarding the Corporation’s pension plans can be found under the section titled "Retirement Plans” below.

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
James S. Osterman	Blount Retirement Plan	38		$1,210,314		$0
	Supplemental Retirement Benefit Plan	38		$0	[1]	$0
Calvin E. Jenness	Blount Retirement Plan	7		$131,102		$0
	Supplemental Retirement Benefit Plan	7		$24,933		$0
Dennis E. Eagan	Supplemental Retirement Benefit Plan	7		$179,910		$0
	Supplemental Retirement Benefit Plan	7		$146,345		$0
	Supplemental Executive Retirement Plan for Dennis E. Eagan	14	[2]	$242,999		$0
Richard H. Irving, III	Blount Retirement Plan	13		$507,705		$0
	Supplemental Retirement Benefit Plan	13		$38,456	[1]	$0
Ken O. Saito	Blount Retirement Plan	32		$830,929		$0
	Supplemental Retirement Benefit Plan	32		$310,485		$0
James L. VanderZanden	Blount Retirement Plan	22		$205,745		$0
	Supplemental Retirement Benefit Plan	0		$0		$0

(1)  See discussion at page 50 regarding certain lump sum cash payments to Mr. Irving in 2002 for those accrued benefits attributable to him under this supplemental plan through July 2004, after which time he again began participating in the plan; similarly, Mr. Osterman received lump sum cash payments in 2002 for all benefits attributable to him under this plan and in full satisfaction of the Corporation's obligation to him thereunder.

(2)   Mr. Eagan's years of service for this purpose include both his actual years of service under the Blount Retirement Plan and an equal additional number of years attributable to him under his personal supplemental executive retirement agreement discussed below at page 49.  The benefits under Mr. Eagan's individual retirement agreement are offset against benefits from the Blount Retirement Plan and the value of retirement benefits received from two prior employers.  The present actuarial value of benefits under Mr. Eagan's agreement decreased in 2006 to $0, and increased dramatically in 2007 on account of the freeze of the Blount Retirement Plan, as discussed below on page 41, and the lack of future accruals of benefits thereunder.  Mr. Eagan’s number of years of credited service for the purpose of calculating his benefits under the Eagan Individual SERP was increased two years to reflect the two years’ credited service he received as a result of his severance package, which is discussed in more detail below at page 51.

Retirement Plans

As part of a redesign of its retirement program for United States-based employees, the Corporation announced on August 8, 2006 that, effective January 1, 2007, the defined benefit Blount Retirement Plan and the Blount, Inc. and Subsidiaries Supplemental Retirement Plan (collectively, the "Blount Retirement Plans") would be "frozen" with no future accrual of benefits for participants after that date but with all benefits earned up to that time being fully preserved.  At the same time, the Corporation announced that it would make additional contributions to the defined contribution Blount 401(k) Retirement Savings Plan (the "401(k) Plan") for periods of service after December 31, 2006.  These additional contributions, which are discretionary, consist of between 3% to 5% of each employee's annual salary, depending upon an employee's years of service.  This new "savings plus" feature is in addition to the Corporation's existing matching contributions that consist of matching 100% of the first 3% saved, and 50% of the next 3%, or 4.5% of the total amount saved at 6%.  Under the redesigned program, an employee will be eligible to receive an employer contribution of up to a maximum of 9.5% of eligible wages.

Prior to January 1, 2007, the Corporation provided employees two avenues to prepare for their retirement years, the Blount Retirement Plan and the Blount 401(k) Retirement Savings Plan. Certain executives, including the Named Executive Officers, participated in additional plans to supplement their retirement income due to Internal Revenue Service limitations.  These plans were the Blount, Inc. and Subsidiaries Supplemental Retirement Plan, the Blount Supplemental Retirement Savings Plan and certain Individual Supplemental Executive Retirement Plans.

Blount Retirement Plan

The Blount Retirement Plan is a funded and tax qualified retirement program that covered approximately 1,500 eligible employees as of December 31, 2006. As noted below, the Blount Retirement Plan was “frozen” effective January 1, 2007.  As applicable to the Named Executive Officers, the Plan provided benefits based primarily on a formula that took into account the participant’s earnings for certain fiscal years and total years of service. Employees vested in the Blount Retirement Plan after five years of qualifying service. In addition, the Plan provides spousal joint and survival annuity options.  Kenneth Saito and Richard H. Irving III are eligible for early retirement under the plan. The Corporation does not allow granting of additional years of service under this plan.

Pension Factors

Final Average Pay.  Final average pay is the average of the participant's annual pay for the five highest calendar years in the last ten consecutive calendar years of employment up to December 31, 2006. Annual pay is a participant's annual base pay rate in effect on January 1 of any calendar year in which that participant is an eligible employee. If the participant was actively employed on December 31, 2006, for the 2006 calendar year calculation only, the annual pay figure equals his or her July 1, 2006 rate (unless the January 1, 2006 rate is greater). Base pay does not include bonuses.

Years of Benefit Service.  A participant earns a year of Benefit Service for each calendar year through December 31, 2006 in which he or she works at least 1,000 hours with the Corporation.  Hours are credited at the rate of 190 hours for each month worked.

Social Security.  During his or her working years, an employee and the Corporation pay equal Social Security taxes on the employee's earnings up to the maximum amount taxable under the law. The Social Security amount used in the retirement income formula is the estimated Primary Insurance Amount ("P.I.A.") at Blount’s normal retirement age of 65; it does not include the additional amount a participant's spouse may be eligible to receive.

Prior Plan Benefit.  If an employee was a participant in the Omark Industries Retirement Plan or the Blount Retirement Plan in July 1985, when the plans were terminated, annuities were purchased from the John Hancock Mutual Life Insurance Company and the New England Mutual Life Insurance Company, respectively, for all participants.  Since all Benefit Service through December 31, 2006 is recognized in the current pension plan’s calculation, the Prior Plan Benefit is deducted from such an employee's Pension Plan Accrued Benefit. The sum of the Prior Plan Annuity Benefit and the Pension Plan Accrued Benefit will equal the target benefit that recognizes all Benefit Service.

Vesting Service.  Vesting Service is calculated much like Benefit Service, but is not part of the Accrued Benefit calculation.  Employees can continue to earn Vesting Service after the December 31, 2006 freeze date.  This can be important to employees with less than five years, or between five and ten years, of Vesting Service for reasons explained below.

Freeze of the Blount Retirement Plan as of December 31, 2006

●      In accordance with Section 204(h) of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980F of the Code, as mentioned above, the Corporation froze benefit accruals under the Blount Retirement Plan on December 31, 2006. As such, no participant has earned any additional benefits under the Plan after December 31, 2006.  Participants did not lose the vested Accrued Benefit that they had already earned under the Plan to that date; however, participants may have to earn additional vesting service to receive benefits, as follows:
●	Participants will receive an Accrued Benefit from the Plan if they have earned five or more years of Blount vesting service at termination of employment, payable between the ages of 55 and 65.
●
Participants will receive an Accrued Benefit from the Plan if they terminate Blount employment on or after their Normal Retirement Date of age 65, even if they have less than five years of vesting service.

●	Participants will receive a subsidized Early Retirement Accrued Benefit if they have ten or more years of vesting service and are between ages 55 and 65 on their termination date.
●
If a participant dies prior to retirement and he or she was married for at least one year and was vested, his or her spouse will receive a Spousal Benefit.  If such a participant was also an active employee with ten or more years of vesting service or otherwise qualified for the Early Retirement Accrued Benefit, his or her spouse will receive an Early Retirement Spousal Benefit.

Accrued Benefit Calculation – “Normal and Early:”  If participant has ten or more years of vesting service AND is age 55 or older OR if he or she is age 65 when he or she leaves the Corporation, the following formula is used:

2.0% of Final Average Pay Multiplied by Benefit Service at December 31, 2006, not in excess of 25 years	+	.5% of Final Average Pay Multiplied by Benefit Service at December 31, 2006 in excess of 25 years	–	2.0% of Social Security PIA Multiplied by Benefit Service at December 31, 2006 not in excess of 25 years	–	Any annuity under a Company- sponsored Prior Plan	=	Retirement income payable as a monthly single life annuity at Normal Retirement Date

Accrued Benefit Calculation – “Deferred Vested:” If a participant has less than ten years of vesting service OR is less than age 55 and leaves the Corporation, the following formula is used:

2.0% of Final Average Pay Multiplied by Benefit Service projected to Normal Retirement Date not in excess of 25 years	+	.5% of Final Average Pay Multiplied by Benefit Service projected to Normal Retirement Date in excess of 25 years	–	2.0% of Social Security PIA Multiplied by Benefit Service projected to Normal Retirement Date not in excess of 25 years	x	Benefit Service at December 31, 2006 Divided by Benefit Service projected to Normal Retirement Date	–	Any annuity under a Company- Sponsored Prior Plan	=	Retirement income payable as a monthly single life annuity at Normal Retirement Date

Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan

The Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan provides additional retirement income for highly compensated employees, including the Named Executive Officers, whose Blount Retirement Plan benefits are limited by Code Sections 401(a)(17) and 415.

The supplemental retirement benefit equals (a) the aggregate amount of benefits earned under the Blount Retirement Plan and any prior plan annuity purchased by the Corporation, without regard to the above Code limits, reduced by (b) the aggregate amount of benefits earned under the Blount Retirement Plan and any prior plan annuity purchased by Corporation, after application of the above limits.

The Corporation pays any supplemental plan benefits at the same time and in the same form as the Blount Retirement Plan.  If the executive dies before benefits are paid, the Corporation will pay supplemental plan benefits to the beneficiary if the Blount Retirement Plan pays benefits to a beneficiary under similar circumstances.  The supplemental plan is unsecured and any amount paid thereunder is made from the Corporation's general funds.

Blount 401(k) Retirement Savings Plan and Blount Supplemental Retirement Savings Plan

The Corporation offers the Blount 401(k) Retirement Savings Plan, a qualified 401(k) plan, (the "401(k) Plan"), and the Blount Supplemental Retirement Savings Plan, a nonqualified 401(k) excess plan, (the "401(k) Excess Plan"), to provide tax-advantaged savings vehicles. The Corporation makes matching contributions to the 401(k) Plan and the 401(k) Excess Plan to encourage employees to save money for their retirement.   For the fiscal year starting January 1, 2007, the Corporation will also in its discretion make “savings plus” contributions to the 401(k) Plan and 401(k) Excess Plan of 3% to 5% of an employee’s annual salary, depending upon the employee’s years of service.  These plans, and the matching and “savings plus”contributions to them, enhance the range of benefits the Corporation offers to executives and enhance the Corporation's ability to attract and retain high-caliber employees.

Under the terms of the qualified 401(k) Plan, employees may defer from 1% to 25% of their eligible pay, and the Corporation matches the first 3% on a dollar-for-dollar basis, and 50% of the next 3%, for a total match of 4.5% of eligible pay for each participant who defers 6% or more of his or her eligible pay. The match is deposited into the Plan and all matching contributions are immediately vested and immediately eligible for investment by participants.

The Corporation also maintains a nonqualified 401(k) Excess Plan to provide benefits that would have otherwise been provided under the qualified 401(k) Plan to certain participants but for the imposition of certain maximum statutory limits imposed on qualified plan benefits. Members of senior management who reach the maximum limits in the qualified 401(k) Plan are generally eligible for the 401(k) Excess Plan. Because the 401(k) Excess Plan is unfunded, the Corporation's contributions are a general unsecured liability of the Corporation. Participants’ investment choices in the 401(k) Excess Plan mirror the investment options allowed in the 401(k) Plan.

Accounts in the 401(k) Excess Plan are credited with notional earnings based on the market rate of return of the available investment alternatives offered under the plan.  A participant may elect among the investment alternatives in increments of 1% of his or her account.  The executive may make daily changes in his or her investment election for future contributions and may make daily transfers of balances among the available investment alternatives.  In 2007, the hypothetical investment alternatives and their respective notional annual rates of return in the 401(k) Excess Plan were as follows: (Certain additional investment alternatives were available but not actually chosen by any participant in the Plan.)

Fund	Annual Return for Year Ending 12/31/2007
Fidelity Managed Income Portfolio II - Class 1	4.42%
Fidelity Intermediate Bond Fund	3.96%
Fidelity Balanced Fund	8.99%
Davis New York Venture Fund - A	5.24%
Fidelity US Equity Index Commingled Pool	5.44%
Fidelity Growth Company Fund	19.89%
Hotchkis and Wiley Mid-Cap Value - I	-16.96%
Ariel Fund	-1.70%
Fidelity Mid-Cap Stock Fund	8.20%
Fidelity Small Cap Stock Fund	7.70%
Fidelity Diversified International Fund	16.03%
Fidelity Freedom 2010 Fund	7.43%
Fidelity Freedom 2015 Fund	7.82%
Fidelity Freedom 2020 Fund	8.54%
Fidelity Freedom 2030 Fund	9.27%

Nonqualified Deferred Compensation for 2007

The table below sets forth, for each of the Named Executive Officers, information regarding his participation in the Blount International, Inc. Supplemental Retirement Savings Plan, which is the Corporation’s nonqualified defined contribution plan.  All account balances reflect contributions from the Corporation.  No Named Executive Officer may elect to defer any amount of salary or other compensation to this plan.

Name	Year	Executive Contributions in 2007 ($)	Corporation Contributions in 2007 ($) (1)	Aggregate Earnings in 2007 (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2007 End ($)
James S. Osterman	2007 2006	0 0	43,442 41,417	32,337 55,692	0 0	598,994 523,215
Calvin E. Jenness	2007 2006	0 0	9,270 10,006	4,504 11,270	0 0	103,282 89,509
Dennis E. Eagan	2007 2006	0 0	13,782 16,612	4,928 14,999	0 0	156,381 137,672
Richard H. Irving, III	2007 2006	0 0	10,088 10,758	6,599 20,966	0 0	222,608 205,922
Kenneth O. Saito	2007 2006	0 0	11,121 10,689	10,425 13,842	0 0	204,347 182,801
James L. VanderZanden	2007 2006	0 0	7,383 0	1,255 0	0 0	36,697 26,059

(1)
All of the amounts in the “Corporation Contributions in 2007” column are also included in the “All Other Compensation” column of the Summary Compensation Table above.  (Excludes contributions made in January 2008 under the “Savings Plus” feature discussed above.)

(2)
Accounts are adjusted for investment gains and losses based on the performance of certain hypothetical investment choices selected by the participant.  The available hypothetical investment funds selected by participants and their respective annual returns in 2007 are detailed above.  Because the earnings reflected in this column do not include above-market or preferential earnings, such amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above.   (Excludes contributions made in January 2008 under the “Savings Plus” feature discussed above.)

Potential Payments Upon Termination or Change in Control

The table below summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability or a constructive termination of a Named Executive Officer, or upon a change in control of the Corporation. However, in accordance with SEC regulations, the information provided below does not include amounts to be provided to a Named Executive Officer under any arrangement that does not discriminate in scope, terms or operation in favor of Executive Officers and that is available generally to all salaried employees. Also, the table below generally does not repeat information disclosed above under the 2007 Pension Benefits Table, the Nonqualified Deferred Compensation Table or the Outstanding Equity Awards at Fiscal Year-End Table, except to the extent that the amount payable to the Named Executive Officer would be enhanced by the termination event.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, the executive is assumed to have terminated employment on December 31, 2007, the last business day of 2007, and the price per share of the Corporation's common stock used for purposes of these calculations is the closing market price on the NYSE as of that date: $12.31 per share.

Payments under Employment Agreements.

As discussed in greater detail at pages 49-51 below, the Corporation has entered into an Employment Agreement with each of the Named Executive Officers.  Under the terms of his Employment Agreement, a Named Executive Officer will be entitled to certain severance payments and other benefits if the Corporation terminates his employment without "cause" (as defined in the Agreement) or if the officer terminates his employment for “good reason” (as defined in the Agreement).  The Employment Agreement does not provide any severance payments or other benefits to the officer if the Corporation terminates the officer’s employment for cause, if the officer resigns voluntarily or if the officer’s employment is terminated due to death or disability.

If a Named Executive Officer’s employment is terminated by the Corporation without cause or by the officer for good reason, the Employment Agreement provides that the Corporation will pay the officer severance payments in an amount equal to the sum of (i) two years’ base salary (one year for Mr. Jenness unless his termination occurs within 12 months after a change-in-control), (ii) two times (one time for Mr. Jenness unless his termination occurs within 12 months after a change-in-control) the average bonus paid to the executive for the immediately prior two years in which bonuses were paid to him and (iii) a prorated annual bonus for the year of termination, calculated as though performance was at target levels.  Because the calculations assume the executive’s employment terminated on December 31, 2007, the amounts shown assume the prorated bonus equals 100% of the full target bonus payable under the Executive Management Annual Incentive Plan for 2007 (as shown above in the Target column for the Estimated Payout under Non-Equity Incentive Plan Awards column portion of the Grants of Plan-Based Awards Table).  The severance payments are paid in a lump sum shortly after termination of employment, but the amounts owed for base salary and bonus (but not the prorated bonus) are discounted to equal the present value of the stream of payments that would have been made over the twenty-four or twelve month severance period, as applicable.

In addition to severance, the Employment Agreement provides that retirement, health and group life insurance benefits, if applicable, continue during the twenty-four month (or in Mr. Jenness’ case, twelve-month) severance period.  The employment agreements with Messrs. Osterman and Irving  also provide that the Corporation (i) will provide the officer with office space, an administrative assistant and related expenses for 12 months (24 months for Mr. Osterman), (ii) that all options held by the officer will vest upon such a termination of employment without cause or for good reason and (iii) in Mr. Irving’s case, will continue to pay premiums on the officer’s policy under the Corporation’s executive life insurance plan for 24 months.  The agreement for Mr. Osterman provides that he and his dependents will be eligible to receive coverage under the Corporation’s retiree healthcare plan commencing at the end of his severance period and continuing until the later of his death and the death of his spouse, with the level of coverage and cost equal to that provided to other executive level employees on the date of Mr. Osterman's termination of employment.  Mr. Osterman’s agreement also includes certain provisions that are only applicable in connection with a change in control of the Corporation.  These provisions are discussed in more detail below.

Payments Upon a Change in Control.

The Corporation does not have separate change in control agreements with the Named Executive Officers.  Some of the Corporation’s compensation plans and arrangements do, however, provide benefits upon a change in control.  All equity awards held by the Named Executive Officers will vest upon a change in control, regardless of whether the officer terminates employment in connection with the change in control.  The value of the vesting of equity awards if a change in control had occurred at the end of 2007 is the same as the value of the vesting of equity awards shown on the table below with respect to a termination at the end of 2007 due to death, disability or termination without cause.

Under the Corporation’s Executive Management Annual Incentive Plan, if a change in control occurs, each Named Executive Officer would be entitled to a bonus award for the year in which the change in control occurs equal to the officer’s target bonus payable under the plan, prorated based on the number of days in the year that had elapsed as of the date of the change in control.  This amount is the target amount shown on the Grant of Plan-Based Awards Table as the estimated possible payout under a non-equity incentive plan. If the officer terminates employment and would receive a prorated annual bonus under the terms of the Employment Agreement, the officer will only receive the prorated bonus under the Employment Agreement and no additional amount would be paid under the EMAIP.

Mr. Osterman’s Employment Agreement includes a gross-up provision requiring the Corporation to gross up any payments to him upon a termination of employment by the Corporation without cause or by him for good reason if such payment would be considered an excess parachute payment under applicable IRS rules.  Mr. Osterman’s agreement also provides that if a change in control occurs after he has terminated employment and after he is eligible for coverage under the Corporation’s retiree medical program, the Corporation will pay Mr. Osterman on the date of such change in control a lump sum payment equal to the present value of the costs of continuing such healthcare coverage for a period equal to the remaining life expectancy for him and his spouse, with such cost being calculated in accordance with FAS 106, using the same actuarial and other assumptions used by the Corporation for financial reporting purposes with respect to FAS 106 for the fiscal year ending immediately prior to the change in control.  Upon a change-in-control, the Corporation is required to fund or otherwise secure the salary continuation benefit that Mr. Osterman is entitled to under the Omark Salary Continuation Plan discussed at page 49 below.  This benefit, which is otherwise an unfunded obligation, consists of two times Mr. Osterman's salary as of his date of termination, payable to his designated beneficiary in equal installments over a 24-month period upon Mr. Osterman's death.  As of the last business day of 2007, this amount would have been $1.3 million ($650,000 actual salary paid x 2).

Payments upon Termination, Death or Disability.*

All outstanding equity incentive awards held by each of the Named Executive Officers will vest upon his death or disability.  In addition, Mr. Irving participates in the Corporation’s Executive Life Insurance Program, which will provide a death benefit to his beneficiary upon his death.  Mr. Irving is also covered by the Corporation’s Corporate Office Long-Term Disability Plan, which provides a monthly benefit if Mr. Irving were to become disabled and to remain disabled for six months or longer.  The amount of this benefit is calculated as follows: the benefit for any month in which Mr. Irving qualifies as "disabled" under the Plan equals 60% times his base monthly salary at the time of disability, less any monthly benefits received by him under the Corporation's Group Long-Term Disability Plan, up to a maximum benefit of $10,000 per month.  Mr. Osterman participates in the Omark Salary Continuation Plan, which will provide Mr. Osterman’s beneficiary a benefit equal to two times Mr. Osterman’s salary as of his date of death, as is discussed immediately above.

* Mr. Eagan has been excluded from this table and these calculations because his employment with the Corporation terminated on December 31, 2007, and the actual termination payments due him, discussed at page 51, will be made on July 1, 2008.

Payments or Benefits Upon Termination	Voluntary Termination (without Good Reason)		Termination by Corporation for Cause	Termination by Corporation Without Cause or By Named Executive Officer with Good Reason		Disability or Retirement		Death
James S. Osterman
Severance payments (1)	$0		$0	$2,838,490		$0		$0
Continued welfare benefits (2)	$0		$0	$45,105		$0		$0
Continued participation in retirement plans or payments in lieu thereof (3)	$0		$0	$182,000		$0		$0
Perquisites and other personal benefits	$0		$0	$269,505	(5)			$1,300,000	(6)
Market value of equity awards vesting on termination (4)	$1,000,261	(7)	$0	$1,000,261		$1,000,261		$1,000,261
Calvin E. Jenness
Severance payments (1)	$0		$0	$1,021,200		$0		$0
Continued welfare benefits (2)	$0		$0	$63,075		$0		$0
Continued participation in retirement plans or payments in lieu thereof (3)	$0		$0	$69,413		$0		$0
Perquisites and other personal benefits	$0		$0	$0		$0		$0
Market value of equity awards vesting on termination (4)	$0		$0	$221,580		$221,580		$221,580
Richard H. Irving, III
Severance payments (1)	$0		$0	$1,050,169		$0		$0
Continued welfare benefits (2)	$0		$0	$81,112		$0	(9)	$0
Continued participation in retirement plans or payments in lieu thereof (3)	$0		$0	$78,025		$0		$0
Perquisites and other personal benefits	$0		$0	$91,400	(8)	$0		$250,000	(10)
Market value of equity awards vesting on termination (4)	$221,580	(7)	$0	$221,580		$221,580		$221,580
Kenneth Saito
Severance payments (1)	$0		$0	$1,032,323		$0		$0
Continued welfare benefits (2)	$0		$0	$50,483		$0		$0
Continued participation in retirement plans or payments in lieu thereof (3)	$0		$0	$80,077		$0		$0
Perquisites and other personal benefits	$0		$0	$0		$0		$0
Market value of equity awards vesting on termination (4)	$221,580	(7)	$0	$221,580		$221,580		$221,580
James L. VanderZanden
Severance payments (1)	$0		$0	$838,111		$0		$0
Continued welfare benefits (2)	$0		$0	$63,524		$0		$0
Continued participation in retirement plans or payments in lieu thereof (3)	$0		$0	$0		$0		$0
Perquisites and other personal benefits	$0		$0	$0		$0
Market value of equity awards vesting on termination (4)	$0		$0	$196,970		$196,970		$196,670

(1)
Severance payments are payable upon a termination of the Named Executive Officer by the Corporation without cause or by the Named Executive Officer for good reason.  These severance payments are described in more detail at page 45 above.

(2)
The amount shown reflects the cost to the Corporation of the Named Executive Officer’s continued participation for 24 months in the Corporation’s dental, medical, executive medical and group life insurance plans (including a tax gross-up payment on the dental and medical costs), and, with respect to Mr. Irving, the Corporation’s continued payment of premiums for 24 months under the Corporation’s group executive life insurance plan, totaling $17,800.

(3)
Reflects the payment of amounts equivalent to the cost of the Corporation's matching contributions and "savings plus" feature contributions to the Blount 401(k) Retirement Savings Plan and the Blount Supplemental Retirement Savings Plan.

(4)
As of December 31, 2007, each of Messrs. Osterman, Saito and Irving satisfied the criteria for retirement and, thus, would be entitled to full vesting of his equity awards upon a termination of employment for any reason other than cause.  Messrs. Jenness and VanderZanden did not satisfy the criteria for retirement under the Corporation’s equity plans as of December 31, 2007, and, thus, would not be entitled to full vesting of their equity awards upon a voluntary resignation.  See, footnote (4) to the Summary Compensation Table at page 31 above.

(5)
Amount shown reflects the value of office space, administrative assistance and related expenses for 24 months ($182,800); the estimated costs (including maintenance and fuel expenses) associated with Mr. Osterman’s continued use of an automobile owned or leased by the Corporation for 24 months ($29,760);  the estimated value of the automobile that will be delivered to Mr. Osterman at the end of the 24-month severance period ($42,549); and the estimated costs of membership dues and assessments in a country or luncheon club for 24 months ($14,396).

(6)
Mr. Osterman is covered under the Omark Salary Continuation Plan.  If Mr. Osterman died on December 31, 2007, his beneficiary would have received a benefit equal to $1,300,000 under such plan in 24 equal monthly installments over two years.

(7)	Because each of Messrs. Osterman, Saito and Irving have satisfied the criteria for retirement, his outstanding equity awards will vest upon his voluntary resignation.

(8)	Amount shown reflects the value of office space, administrative assistance and related expenses for 12 months ($91,400).

(9)
As discussed above at the beginning of this section, Mr. Irving is entitled to monthly disability benefits under the terms of the Corporate Office Long-Term Disability Plan as a result of his prior service at the Corporation's former Montgomery, Alabama headquarters.

(10)
Mr. Irving participates in the Corporation’s Executive Life Insurance Program.  If Mr. Irving had died on December 31, 2007, his beneficiary would have been entitled to a lump sum death benefit equal to $250,000.

SUPPLEMENTAL RETIREMENT PLANS AND EMPLOYMENT CONTRACTS

Supplemental Executive Retirement Plan

The Corporation maintains an individual Supplemental Executive Retirement Plan ("Eagan Individual SERP") for Dennis E. Eagan. The Eagan Individual SERP will pay Mr. Eagan commencing on July 1, 2008 as a result of his termination of employment, which was effective as of December 31, 2007, a benefit equal to the benefit calculated under the benefit formula of the Blount Retirement Plan, but based upon a schedule of years of service granted under the Eagan Individual SERP, reduced by any retirement benefits payable to him under the Blount Retirement Plan and any retirement income actually paid to him under any pension plan maintained by any former employer.  This plan is administered by the Board or, at the Board's discretion, the Compensation Committee of the Board.  The Eagan Individual SERP is unfunded and the amount due Mr. Eagan is a general unsecured obligation of the Corporation.

As a result of his coverage under the Eagan Individual SERP, Mr. Eagan's overall retirement benefits were not affected by the freeze of the Blount Retirement Plan, which is discussed at page [41].  Therefore, effective January 1, 2007, in exchange for continuing coverage under the Eagan Individual SERP and other consideration, Mr. Eagan irrevocably elected to waive any right to receive any discretionary "saving plus" contribution component to the Blount 401(k) Excess Plan, which was added as a supplement in part due to the pension freeze and which is discussed at page 41.

The annual benefit payable to Mr. Eagan at normal retirement age under the Eagan Individual SERP after reduction for the benefits payable under the Blount Retirement Plan and the retirement income payable under any pension plan maintained by any former employer of Mr. Eagan is $242,999.  See the discussion at pages 31 and 51 regarding Mr. Eagan’s separation from employment with the Corporation.

Omark Plan

For certain employees of Blount’s Oregon Cutting Systems, the former Industrial and Power Equipment Group and the former Sporting Equipment Group, the Corporation sponsors a salary continuation plan (the "Omark Salary Continuation Plan").  The Omark Salary Continuation Plan provides the beneficiary of each participant with a continuation of two years of annual salary upon the death of the participant.  The Omark Salary Continuation Plan is unfunded and amounts due beneficiaries are general unsecured obligations of the Corporation.  The Omark Plan may be amended or terminated by the Board, provided that rights vested to participants prior to such amendment or termination may not be reduced.

Mr. Osterman participates in the Omark Salary Continuation Plan.  Upon the Change-in-Control that occurred on December 20, 2004, the Corporation reconfirmed its contractual obligations to Mr. Osterman under the Omark Salary Continuation Plan by letter dated February 8, 2005.  This confirmation was authorized by the Compensation Committee of the Board and was required by Mr. Osterman's Amended and Restated Employment Agreement dated February 2, 2004, discussed at page 22 of the 2004 Proxy Statement.  On April 19, 2005, when Mr. Osterman's Amended and Restated Employment Agreement was extended for two additional years through December 31, 2007, a new change-in-control provision was included that requires the Corporation to fund this salary continuation benefit upon a change-in-control, as defined in the Agreement, or  otherwise to secure the benefit in a manner acceptable to Mr. Osterman.  Mr. Osterman’s current Amendment and Restated Employment Agreement discussed at page 50 contains the same requirement.  This obligation relating to a change-in-control continues through the term of his Employment Agreement, and thereafter for Mr. Osterman's two-year consulting period.

Employment Contracts

The Corporation has entered into Employment Agreements (the "Agreements") with all of the Named Executive Officers.  The terms of the Agreements provide that each executive will be paid a base salary no less than his then current base salary, be eligible to participate in the Corporation’s incentive plans with target bonuses ranging from 50% to 65% of base salary, participate in the Corporation’s stock option or other equity incentive programs and all other benefit plans, arrangements and perquisites generally available to Executive Officers.

The duration of the Agreements is a rolling two-year term for Messrs. Irving, Saito, Jenness and VanderZanden, each of which is automatically extended one day for each day employed until such time as either party gives notice to cease the automatic extension and, in such event, the Agreement then continues for its remaining term (provided that Mr. Irving’s Agreement expires on his 65th birthday, a condition that is under review in an effort to conform this agreement to the other Executive Officer agreements and in light of the absence of any mandatory retirement age for the Corporation's Officers and Directors).  As a result of a two-year extension entered into on October 17, 2007, Mr. Osterman’s Agreement expires on January 3, 2010, but may be renewed for successive one-year terms under certain circumstances. Each Agreement has a clause that prohibits the executive, for up to three years following the termination of employment, from competing directly or indirectly with the Corporation or disclosing proprietary or confidential information.

The Agreements also contain provisions for severance payments and benefits if the Corporation terminates the executive’s employment for reasons other than death, disability or "cause" (as defined in the Agreements), or if the executive terminates his employment for "good reason" (as defined in the Agreements).  In the event of death, disability or termination for "cause" or in the event the employee terminates his employment for other than "good reason," the Corporation’s obligations under the Employment Agreement cease and no special severance benefits are required.  The length of severance period for the Agreements is now 24 months, except that Mr. Jenness’ severance period is currently twelve months.  The severance payments applicable to each contract generally provide for a payment of an amount equal to the sum of (i) two years base salary (one year for Mr. Jenness) and (ii) two times (one time for Mr. Jenness) the average bonus paid to the executive for the immediately prior two years in which bonuses were paid to him.  Under certain circumstances, this payment can be made in one lump sum installment discounted to its present value pursuant to rates applicable under the Code for this purpose.  In addition, generally, applicable retirement, health and life insurance benefits continue through the severance period, and the period in which the executive is permitted to exercise stock options or other equity instruments is extended to one year from and after the last date of the severance period.  (This relates to the exercise period following termination of employment, but does not extend the term of the equity instrument itself.)

Messrs. Saito's and VanderZanden’s Agreements contain certain provisions relating to the effect of any sale of their respective business units.  Mr. Irving is covered by the Corporation's Executive Life Insurance Program and Corporate Office Long-Term Disability Plan dating back to his service at the Corporation's former Montgomery, Alabama headquarters.

On October 17, 2007, Mr. Osterman's Agreement was extended for approximately two additional years from December 31, 2007 to January 3, 2010.  As part of that extension, his current base salary was increased from $650,000 to $750,000 and his guaranteed annual bonus was increased from $550,000 to $750,000, and Mr. Osterman's two-year consulting arrangement, which is discussed in the 2003 Proxy Statement at page 23 and the 2007 Proxy Statement on page 42, was amended to begin on January 4, 2010 and end on December 31, 2011 as a result of the abovementioned 2007 Amendment, but otherwise remains essentially unchanged except that, subject to his nomination and election, it continues Mr. Osterman’s service as a Director on the Board during the two-year consulting period.

Mr. Irving's Agreement was amended as of August 19, 2002 to provide for his relocation in connection with the move of the Corporation's headquarters from Montgomery, Alabama to Portland, Oregon.  As part of this Amendment, Mr. Irving received certain lump sum payments under his Individual Supplemental Executive Retirement Plan ("Individual SERP") and under the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan ("Group SERP").  The payout of the Individual SERP benefits was in full satisfaction of the Corporation’s obligations under that Plan.  With respect to the Group SERP, Mr. Irving was again eligible to participate in that Plan commencing August 1, 2004, but any benefit payable thereafter under that Plan will take into account that portion of the 2002 lump sum payment that was attributable to benefits under the Group SERP through July 31, 2004.  Mr. Irving also received an increase in his annual target bonus to 50% of base salary under the EMAIP and a change in the financial performance measurements on which such bonus is based, which reverted back to the general corporate measurements in 2006.  In exchange, Mr. Irving agreed to a reduction in salary, the relinquishment of certain perquisites formerly provided him and a waiver of his contractual relocation provision.

Mr. Jenness’ Agreement was amended effective March 1, 2004 by increasing his target bonus percentage to 50%.  Mr. Jenness’ salary, target bonus percentage and severance period were previously amended by an earlier amendment dated February 14, 2002 in connection with his relocation as part of the move of the Corporation’s headquarters from Montgomery, Alabama to Portland, Oregon, in exchange for which Mr. Jenness relinquished certain perquisites.

Mr. Saito's Agreement was amended to reflect his promotion to President of the Oregon Cutting Systems Group as of August 16, 2002 by increasing his base salary, increasing his target bonus percentage to 50% and increasing the severance period, as well as providing certain retirement and health benefits and additional perquisites.

Mr. VanderZanden’s Agreement was amended to reflect his promotion to President of the ICS product line as of October 1, 2002 by increasing his base salary, increasing his target bonus percentage to 50% and increasing the severance period, as well as providing certain retirement and health benefits and additional perquisites.

On December 31, 2007, Mr. Eagan’s Employment Agreement was amended to provide for his termination of employment.  Pursuant to the terms of Mr. Eagan’s Agreement, he was entitled to a termination payment of $1,421,754, including the continuation of benefits for twenty-four months and certain additional retirement benefits.  This payment will be made to Mr. Eagan on July 1, 2008.  Mr. Eagan also received a discretionary payment of $100,000 for his participation in the sale of the Corporation’s Forestry Division to Caterpillar Inc., which was completed on November 5, 2007.  Mr. Eagan is entitled to retirement benefits from the Blount Retirement Plan, Supplemental Retirement Plan and his Individual SERP in the amount of $569,254, commencing upon reaching 60 years of age.

Employee Stockholder Agreement

Related to the Employment Agreements is an Employee Stockholder Agreement (the "Stockholder Agreement").  This Agreement is among the Corporation, LBMBP II and certain current employees, including all of the Named Executive Officers except for Mr. Eagan, as well as certain former management employees, some of whom were employees of the Sporting Equipment segment that was divested in December 2001, the Dixon Lawnmower segment that was divested in July 2006 and the Forestry Division, including Mr. Eagan, that was divested in November 2007.  The Stockholder Agreement sets forth terms and restrictions relating to common stock either purchased by the particular executive in the Merger and Recapitalization ("Purchased Shares") or received through the exercise of stock options ("Option Shares") under the 1999 Stock Incentive Plan.  The Stockholder Agreement generally restricted the transfer of Purchased Shares, Option Shares and any underlying options owned by these executives for a period of five years from the closing of the Merger and Recapitalization on August 19, 1999.  On August 19, 2004, the restrictions on transfer of Purchased Shares and Option Shares expired.  (Executive Officers and Directors are subject to certain other restrictions or limitations on transfer that arise pursuant to applicable federal securities law and are not based upon the Stockholder Agreement.)  All Time Options (options that vest pro rata over a five year timeframe) granted before December 20, 2004 under the 1999 Stock Incentive Plan that had not previously vested became vested as of December 20, 2004 as a result of the Change-in-Control, and all then existing Performance Options (options that were to vest upon the attainment of certain financial objectives but in no event later than six years), which otherwise would have vested on August 19, 2005 for most option holders, but on August 15, 2006 and September 11, 2006 for Mr. Eagan and Mr. Jenness, respectively, were vested as of December 31, 2004 by action of the Board.  Nonetheless, the other terms of the Stockholder Agreement survive and apply to (i) Purchased Shares to the extent any have not been registered, (ii) options granted under the 1999 Stock Incentive Plan, including options for 292,600 shares granted on December 21, 2004, (iii) Option Shares resulting from the exercise of such options, (iv) SARs granted under the 1999 Plan after it was amended in 2006, including SARs representing 612,000 shares granted on February 21, 2006, and (v) shares resulting from the exercise of such SARs.  For example, executives have rights to sell their shares on a pro rata basis with LBMBP II whenever LBMBP II sells its shares to third parties.  Similarly, LBMBP II has the right to cause each of the executives to sell his or her shares of common stock on a pro rata basis with LBMBP II to a third party that has made an offer to purchase the Corporation’s shares owned by LBMBP II.   In the event that the Corporation registers shares under the Securities Act of 1933 (except for registrations related to exchange offers or benefit plans) and LBMBP II sells its shares in connection with this registration, the executives have the right to have their shares concurrently registered and sold on a pro rata basis with LBMBP II.  On May 2, 2006, as a result of Amendment No.  3 to a Form S-3 “shelf” registration, LBMBP II registered 8,918,999 shares, Mr. Irving 54,689 Purchased Shares, Mr. Osterman 48,800 Purchased Shares and Mr. Saito 14,237 Purchased Shares, as well as one unrelated party 218,104 shares.  The Purchased Shares and Option Shares owned by the executives are also subject to "put" and "call" rights that entitle the Corporation to purchase from an executive and the executive to sell to the Corporation, his or her Purchased Shares and Option Shares at fair market value if the executive’s employment is terminated under certain circumstances.  (With respect to options, Option Shares, SARs and shares resulting from the exercise of SARs, the above terms of the Stockholder Agreement were incorporated by reference as terms and conditions in the applicable agreement each option or SAR recipient signed at the time of receiving a grant under the 1999 Plan up until April 25, 2006 and without regard to whether the holder had an Employment Agreement or was otherwise a party to the Stockholder Agreement.)  This applied to the options granted in 2004 and to the SARs granted in 2006.  The 1999 Plan was replaced by the 2006 Equity Incentive Plan upon its approval by the stockholders on April 25, 2006.  Nonetheless, outstanding options and SARs existing as of that time remain subject to the terms of the Stockholder Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require that the Corporation’s Directors, Executive Officers and persons who beneficially own more than 10% of any class of equity securities of the Corporation file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange and furnish the Corporation with copies.

Based on the review of copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to its Directors, Officers and greater than 10% beneficial owners were complied with during 2007.

SECTION 303A.12 CERTIFICATIONS TO THE NYSE

On May 31, 2007, Mr. James S. Osterman, Chairman and Chief Executive Officer, signed and submitted to the NYSE the CEO Certification required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual ("Manual").  On December 27, 2007, Mr. Richard H. Irving, III, Senior Vice President, General Counsel and Secretary, signed and submitted to the NYSE the Annual Written Affirmation, including Exhibit G, required by Section 303A.12(c) of the Manual.

These documents relate to corporate governance, and are separate and distinct from the four certifications to the SEC, two each by the Chairman and Chief Executive Officer and by the Senior Vice President and Chief Financial Officer, that relate to financial accounting, reporting and control, two of which are contained in, and two of which constitute exhibits to, the Corporation's annual report for the fiscal year ended December 31, 2007 filed on Form 10-K on March 13, 2008.

SECTION 303A.14 - WEBSITE AVAILABILITY OF CERTAIN DOCUMENTS

The Corporation has posted the following documents at its website, www.blount.com:

1.	Nominating & Corporate Governance Committee Charter (revised 2007);
2.	Compensation Committee Charter;
3.	Audit Committee Charter (revised 2004);
4.	Corporate Code of Ethics for the CEO, CFO and Financial Reporting and Control Personnel;
5.	Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee;
6.	Code of Conduct (revised 2004); and
7.	Corporate Governance Guidelines (revised 2005).

These can be accessed by clicking on the "Investor Relations" section of the above website, and then on the "Corporate Governance" subsection.

These documents are also available in hard copy by sending a written request to the attention of the Secretary, Blount International, Inc., 4909 SE International Way, Portland, OR 97222.

CERTAIN TRANSACTIONS AND OTHER MATTERS

Messrs. Collins, Fried and James, who are Directors of the Corporation, are investors in LBMBP II, an affiliate of Lehman Brothers Holdings Inc.  Lehman Brothers from the closing of the Merger and Recapitalization, August 19, 1999, to the Change-in-Control, which occurred on December 20, 2004, beneficially owned approximately 86% of the Corporation's authorized, issued and outstanding common stock.  Following the Change-in-Control until June 6, 2005, Lehman Brothers beneficially owned approximately 35% of the Corporation's common stock.  On June 6, 2005, Lehman Brothers was involved in a second secondary offering, whereby it sold its warrants for 1,000,000 shares of common stock and sold 6,117,620 shares of common stock.  (See also, the description of this transaction at page 33 of the 2006 Proxy Statement)  As a result of this 2005 secondary offering, Lehman Brothers owned approximately 19% of the Corporation's stock.

From time to time, Lehman Brothers also receives customary fees for services to the Corporation in connection with financings, divestitures, acquisitions, equity offerings and certain other transactions.  In 2003, as a result of its assistance in the arrangement, negotiation and closing of the Corporation’s refinancing transaction with General Electric Capital Corporation and other lenders, Lehman Brothers assessed the Corporation fees of $1 million, which were approved on February 3, 2004 by the Board members not affiliated with Lehman Brothers.  In 2004, Lehman Brothers acted as underwriter, book maker or advisor with respect to the Amended and Restated Credit Agreement by and among, inter alios, the Corporation and General Electric Capital Corporation, the sale of 8-7/8% Senior Subordinated Notes, the offering of 13,800,000 shares of the Corporation's common stock and the redemption or repayment of (i) the Corporation's outstanding 7% Senior Notes, (ii) the Corporation's outstanding 13% Senior Subordinated Notes and (iii) the $20 million, together with payment-in-kind interest, Preferred Equivalent Security.  In these various capacities, Lehman Brothers earned $6,199,500 in underwriting fees; $3,200,000 in management or advisory fees, which were paid in 2005; and $30,049,051 as repayment for the Preferred Equivalent Security, including a $480,000 premium.  In connection with the "road show" for the August 9, 2004 primary equity and senior subordinated note offerings, the Corporation reimbursed Lehman Brothers in the amount of $213,865 for the advancement of certain airplane fees. Pursuant to the Stockholder Agreement referred to on page 51 above, fees and expenses incurred in connection with the December 20, 2004 secondary equity offering were allocated as follows:  The Corporation paid two filing fees, which totaled $92,018.  Certain third party fees, including accounting fees, NYSE fees, NASD fees, newswire service charges and travel expenses, totaling $133,309 in the aggregate, were paid by the Corporation but reimbursed by Lehman Brothers in the First Quarter of 2005.  Lehman Brothers also reimbursed the Corporation during this period for $200,000 worth of management time.  Lehman Brothers paid all other expenses related to the December 20, 2004 secondary offering directly.

In addition, the purchaser of Lehman Brothers' warrants tendered $10,000 to the Corporation as the exercise price for the 1,000,000 warrants exchanged for 1,000,000 shares of the Corporation's common stock on June 6, 2005.  (See earlier discussion of this transaction at page 33 of the 2006 Proxy Statement.)  Also in connection with the June 6, 2005 secondary offering, Lehman Brothers paid $89,999.50 to the Corporation for certain NYSE, legal, accounting, transfer agent and newswire service fees.  In total, during 2005, Lehman Brothers made payments totaling $433,308.50 to the Corporation, and the Corporation paid Lehman Brothers the abovementioned $3,200,000 fees related to the August 2004 transaction involving the refinancing, equity offering, sale of certain notes and redemption of other notes.

The only such Related Party transactions or payments in 2006 consisted of the Corporation's payment of $263,695 in registration, legal and accounting fees in connection with the filing of a Form S-3 "Shelf Registration," together with Amendments thereto through May 2, 2006, involving the potential primary offering by the Corporation of certain securities and the potential secondary offering of common stock in the Corporation by Lehman Brothers and certain Named Executive Officers in connection with the registration of the shares they purchased at the time of the Merger and Recapitalization.  To the extent any such securities are actually offered through a Prospectus Supplement, the Corporation expects reimbursement of these fees on a pro rata basis in proportion to the number of securities actually offered by Lehman Brothers to the number of total securities offered.  The Employee Stockholder Agreement referred to at page 51 above provides for such an allocation on this basis.

All relationships and transactions involving the Corporation and a Director or Executive Officer or the immediate family members of either are reviewed annually by the Corporation's Office of the Secretary upon a duly diligent inquiry.  In addition, historically, many such relationships have been the subject of negotiated contractual arrangements negotiated by the Corporation's management and legal staff and approved or ratified by the Board.  To the extent any such relationship or transaction arises and is deemed to be potentially material by the legal staff, it is reviewed by the Audit Committee or Nominating & Corporate Governance Committee, depending upon the subject matter or nature of the relationship, and then presented to the full Board whenever the relevant Committee so recommends.  At each level, if the matter involves a member of the relevant Committee or Board, that member does not participate in the deliberations or vote, but his or her presence may be counted in determining whether there is a quorum for the particular meeting.  This would be the case, for example, with respect to a meeting of the Board to authorize a transaction, to approve a contract or to ratify a payment between the Corporation and a Related Party.  Any Director affiliated with such party would participate neither in the discussion nor in the vote.  For example, with respect to the abovementioned Form S-3 transaction involving Lehman Brothers, the Board, without the vote of Messrs. Collins and James, reviewed and approved the transaction and authorized the execution and delivery of documents related thereto.

There were no such relationships or payments in 2007 and the $263,695 payment of registration, legal and accounting fees in connection with the abovementioned Form S-3 “Shelf Registration,” for which the Corporation will be reimbursed to the extent any such securities are actually offered for sale pursuant to a Prospectus Supplement, were determined not to be “material.”

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Approved by Stockholders
2006 Equity Incentive Plan, see description at pages 25-26.

Equity Compensation Plan Not Approved by Stockholders
2006 Non-Employee Director Deferred Stock Unit Plan, see description at pages 14 and 15.

Summary Table

The following table sets forth certain information as of December 31, 2007 with respect to compensation plans under which shares of the Corporation's common stock may be issued.

No. Shares Remaining
	No. Shares to be		Weighted	Available for Future
	Issued upon		Average Per Share	Issuance Under Equity
	Exercise of		Exercise Price of	Compensation Plans
	Outstanding		Outstanding	(Excluding Shares in
Plan Category	Awards (1)		Options and SARs(2)	Column 1) (3)

Equity compensation
plan approved by stockholders:
2006 Equity Incentive Plan	3,538,564		$11.01	4,141,171

Equity compensation plan not
approved by stockholders:
2006 Non-Employee Director
Deferred Stock Unit Plan	22,091	(4)	Not Applicable (5)	0	(6)

(1)
Represents shares of common stock issuable upon exercise of outstanding options and SARs granted under the Corporation’s 1999 Stock Incentive Plan, outstanding options granted under the 2000 Stock Incentive Plan and stock-settled SARs, restricted shares and RSUs granted under the 2006 Equity Incentive Plan, excluding an aggregate of awards for 47,500 shares remaining authorized for future use, but not granted as of March 31, 2008.  The stockholders approved the 2006 Equity Plan on April 25, 2006, and shares remaining available for grant under the 1999 and 2000 Stock Incentive Plans were transferred to the 2006 Equity Plan total shares.

(2)	Does not apply to 216,256 shares of restricted stock or restricted stock units, which do not have an "exercise price."

(3)	Includes shares of common stock available for future grants under the Corporation's 2006 Equity Plan.

(4)
Represents the number of shares credited to the accounts of participating Directors who elected to receive some or all of their respective quarterly stipends, chairman fees or meeting participation fees in stock in lieu of cash.  See discussion and table at pages 13-14 and 15 above.

(5)
The awards under the Director Deferred Plan do not have an "exercise price," and therefore, are not taken into account in terms of "weighted average exercise price."  The number of shares is credited to the individual account maintained in the name of each of the participating Directors.

(6)
There is no limit under the Director Deferred Plan that corresponds to shares remaining available for future issuance under equity compensation plans utilizing other equity awards.  The shares credited to accounts maintained in the names of the participating Directors will come from the Corporation's treasury stock or will be purchased on the open market.

NOTE:
See discussion at page 27 regarding the award of 173,000 shares of restricted stock or RSU's and 303,000 stock-settled SARs to a total of 78 employees.  The above totals do not include these awards, since they were made in 2008.

PROPOSAL 2

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the calendar year ending December 31, 2008.  Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with this appointment.

PricewaterhouseCoopers LLP, including Coopers & Lybrand LLP prior to its merger with Price Waterhouse LLP, has served as auditors of the consolidated financial statements of the Corporation and its subsidiaries from year to year since 1972 and auditors of management's report on the effectiveness of internal controls over financial reporting since 2005.  The Corporation has been advised by PricewaterhouseCoopers LLP that they do not have any direct financial interest or any material indirect financial interest in the Corporation or any of its subsidiaries, and that during the above time, PricewaterhouseCoopers LLP has not had any connection with the Corporation or its subsidiaries in a capacity of promoter, underwriter, voting trustee, Director, Officer or employee.

PricewaterhouseCoopers LLP proposes to bill or has billed the Corporation the following amounts for professional services during 2007 and 2006, all of which PricewaterhouseCoopers LLP has advised were provided at customary rates and terms:

	2007 (Proposed)	2006 (Actual)

Audit Fees:	$1,175,483	$1,640,294

Audit Related Fees:	$143,357	$226,981

Tax Compliance and Preparation Fees:	$329,800	$452,439

Subtotal:	$1,648,640	$2,319,714

All Other Fees and Expenses:	$160,659	$337,580

TOTAL	$1,809,299	$2,657,294

Audit fees for the years ended December 31, 2007 and 2006, respectively, were for professional services rendered for the audits of the consolidated financial statements and of management's report on the effectiveness of internal controls over financial reporting of the Corporation, as well as for statutory audits of certain foreign subsidiaries.

Audit Related Fees for the years ended December 31, 2007 and 2006, respectively, were for assurance and related services, including consultations concerning financial accounting and reporting standards and assistance and consents with respect to the review of documents filed with the SEC.

Tax Compliance and Preparation Fees for the years ended December 31, 2007 and 2006, respectively, were for services related to tax compliance, including preparation of tax returns and claims for refund.

All Other Fees and Expenses for the years ended December 31, 2007 and 2006, respectively, represent services for tax planning, tax advice and assistance with respect to requests for rulings for technical advice from tax authorities.

The Audit Committee of the Board, pursuant to its pre-approval policies and procedures for audit and non-audit services, approved in advance all non-audit services rendered by PricewaterhouseCoopers LLP during 2007 and concluded that such services did not affect the independence of the auditors.  Please also refer to the Audit Committee Report on page 17.

Representatives of PricewaterhouseCoopers LLP (by telephonic conference) and of the Audit Committee of the Board (in person) will be present at the Meeting and will have the opportunity to make a statement if they desire to do so.  Those representatives will also be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CORPORATION FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2008.  IF THE STOCKHOLDERS DO NOT RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP BY A MAJORITY OF VOTES CAST, THE BOARD WILL RECONSIDER THE APPOINTMENT.

STOCKHOLDERS’ AND OTHER INTERESTED PARTIES' COMMUNICATIONS WITH BOARD OF DIRECTORS

Stockholders and other interested parties interested in communicating information or inquiries to the Board, its Committees or any specific Director should do so by submitting a written communication to:

Board of Directors
Blount International, Inc.
4909 SE International Way
Portland, Oregon 97222
To the Attention of: General Counsel

The General Counsel will open and read the written submission only to confirm that it relates to the business of the Corporation, and, if so, will send the communication in its entirety to the Chairman of the Board (or to the addressee specified, if any) without comment.  Any such communication should include the stockholder's or other party's name, address, other contact information and, if applicable, number of shares of the Corporation's common stock owned.

STOCKHOLDERS’ PROPOSALS FOR 2009 ANNUAL MEETING

Stockholders may present proposals that are proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting of Stockholders in 2009.  In order to be considered, proposals must be submitted on a timely basis.  Proposals for the 2009 Annual Meeting of Stockholders must be received by the Corporation no later than December 26, 2008.   Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation.

GENERAL INFORMATION

The expenses of soliciting proxies will be paid by the Corporation.  Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting materials to beneficial owners of the Corporation’s common stock, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

By Order of the Board of Directors,

/s/ Richard H. Irving, III
Richard H. Irving, III
Senior Vice President, General Counsel
and Secretary

Portland, Oregon
April 24, 2008

Blount International, Inc.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on May 22, 2008.
Vote by Internet
• Log on to the Internet and go to
   www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United
   States, Canada & Puerto Rico any time on a touch tone
   telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in    ☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors
		For	Withhold		For	Withhold		For	Withhold
01 - R. Eugene Cartledge		☐	☐	02 - Joshua L. Collins	☐	☐	03 - Eliot M. Fried	☐	☐

		For	Withhold		For	Withhold		For	Withhold
04 - Thomas J. Fruechtel		☐	☐	05 - E. Daniel James	☐	☐	06 - Robert D. Kennedy	☐	☐

		For	Withhold		For	Withhold
07 - Harold E. Layman		☐	☐	08 - James S. Osterman	☐	☐

		For	Against	Abstain
2.	To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for the year ending December 31, 2008; and	☐	☐	☐	3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print your new address below.
Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Corporation that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
Blount International, Inc.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Blount International, Inc.

4909 SE International Way
Portland, Oregon 97222

Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on May 22, 2008

The undersigned, revoking previous proxies, if any, relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 22, 2008 in connection with the Annual Meeting of Stockholders to be held at 10:00 A.M., E.D.T., on Thursday, May 22, 2008, in the Sea Tac Room of the Renaissance Concourse Hotel, 1 Hartsfield Centre Parkway, Atlanta, Georgia 30354, and hereby appoints CHAD E. PAULSON and HOLLY TAFT, or either one of them acting in the absence of the other, the proxies of the undersigned, with power of substitution to each, to represent and vote, as designated on the reverse side, all shares of Common Stock of Blount International, Inc. registered in the name provided herein as of March 25, 2008 that the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders, and at any adjournment thereof, with all powers the undersigned would have if personally present, including without limitation the right to transact such other business as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” all the nominees listed and “FOR” Proposal 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.